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The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated May 2, 2012

P R O S P E C T U S    S U P P L E M E N T
(To prospectus dated May 6, 2011)

22,000,000 Shares

Hersha Hospitality Trust

Class A Common Shares

              Hersha Hospitality Trust is offering 22,000,000 Class A common shares. Our common shares trade on the New York Stock Exchange, or the NYSE, under the symbol "HT." On May 1, 2012, the last reported sale price of our common shares on the NYSE was $5.81 per share.

              Investing in our common shares involves risks. See "Risk Factors" beginning on page S-4 of this prospectus supplement and on page 2 of the accompanying prospectus, as well as under the caption "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

              To the extent the underwriters sell more than 22,000,000 common shares, the underwriters have an option to purchase up to an additional 3,300,000 common shares from us at the public offering price less the underwriting discount, within 30 days from the date of this prospectus supplement.

              Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The common shares will be ready for delivery on or about May             , 2012.

Joint Book-Running Managers

BofA Merrill Lynch	Goldman, Sachs & Co.	Raymond James	UBS Investment Bank

The date of this prospectus supplement is May             , 2012.

S-i

              You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us. We have not, and the underwriters have not, authorized anyone to provide you with information that is different from or additional to that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement or the date of the document containing the incorporated information, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any sale of our common shares. Our business, financial condition, results of operations and prospects may have changed since that date.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

              This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and certain other matters relating to us and also adds to or updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Any statement herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in any subsequently filed document, which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

FORWARD-LOOKING INFORMATION

              This prospectus supplement and the accompanying prospectus, including the information we have incorporated by reference, contain forward-looking statements within the meaning of the federal securities laws. These statements include statements about our plans, strategies and prospects and involve known and unknown risks that are difficult to predict. Our actual results, performance or achievements may differ materially from those expressed in or implied by these forward-looking statements. In some cases, you can identify forward- looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "forecast," "potential," "continue," "likely," "will," "would" and variations of these terms and similar expressions, or the negative of these terms or similar expressions. You should not place undue reliance on forward-looking statements. Factors that may cause our actual results to differ materially from our current expectations include, but are not limited to:

    •
    financing risks, including the risk of leverage and the corresponding risk of default on our mortgage loans and other debt and potential inability to refinance or extend the maturity of existing indebtedness;

    •
    the state of the U.S. economy generally or in specific geographic regions in which we operate, and the effect of general economic conditions on the U.S. lodging industry and our business in particular;

    •
    levels of spending in the business, travel and leisure industries, as well as consumer confidence;

    •
    declines in occupancy, average daily rate and revenue per available room and other hotel operating metrics;

    •
    hostilities, including future terrorist attacks, or fear of hostilities that affect travel;

    •
    financial condition of, and our relationships with, our joint venture partners, third-party property managers, franchisors and hospitality joint venture partners;

    •
    the degree and nature of our competition;

    •
    increased interest rates and operating costs;

    •
    risks associated with potential acquisitions, including the ability to ramp up and stabilize newly acquired hotels with limited or no operating history, and dispositions of hotel properties;

    •
    risks associated with our development loan portfolio, including the ability of borrowers to repay outstanding principal and accrued interest at maturity;

S-iii

    •
    availability of and our ability to retain qualified personnel;

    •
    our failure to maintain our qualification as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code;

    •
    changes in our business or investment strategy;

    •
    availability, terms and deployment of capital;

    •
    general volatility of the capital markets and the market price of our common shares;

    •
    environmental uncertainties and risks related to natural disasters;

    •
    changes in real estate and zoning laws and increases in real property tax rates; and

    •
    the factors referenced or incorporated by reference in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2011 under the caption "Item 1A. Risk Factors."

              These factors are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors, many of which are beyond our control, also could harm our results, performance or achievements.

              All forward-looking statements contained in this prospectus supplement and the accompanying prospectus, including the information we have incorporated by reference, are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

              The Securities and Exchange Commission, or SEC, allows us to "incorporate by reference" into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this prospectus supplement and the accompanying prospectus, unless and until that information is updated and superseded by any information incorporated later. We incorporate by reference the documents listed below that we have filed, or will file, with the SEC:

    •
    our Annual Report on Form 10-K for the year ended December 31, 2011;

    •
    our Quarterly Report on Form 10-Q for the period ended March 31, 2012;

    •
    the information contained in our definitive proxy statement on Schedule 14A filed with the SEC on April 20, 2012 and specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2011;

    •
    our Current Reports on Form 8-K filed with the SEC on February 15, 2012, February 16, 2012 and February 28, 2012;

    •
    the description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on May 2, 2008 and any amendments or reports filed for the purpose of updating such description;

S-iv

    •
    the description of our Series A preferred shares contained in our Registration Statement on Form 8-A filed with the SEC on May 2, 2008 and any amendments or reports filed for the purpose of updating such description;

    •
    the description of our Series B preferred shares contained in our Registration Statement on Form 8-A filed with the SEC on May 17, 2011 and any amendments or reports filed for the purpose of updating such description; and

    •
    all documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, from the date of this prospectus supplement to the date upon which the offering is terminated.

              You may obtain copies of these filings (other than exhibits and schedules to such filings, unless such exhibits or schedules are specifically incorporated by reference into this prospectus supplement or the accompanying prospectus) at no cost, by requesting them from us by writing or telephoning us at: Hersha Hospitality Trust, 510 Walnut Street, 9th Floor, Philadelphia, Pennsylvania 19106, Telephone: (215) 238-1046, Attention: Ashish R. Parikh, Chief Financial Officer.

WHERE YOU CAN OBTAIN MORE INFORMATION

              We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information we file with the SEC at its public reference room in Washington, D.C. (100 F Street, N.E., 20549). Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public on the internet, through a database maintained by the SEC at www.sec.gov. In addition, you can inspect and copy reports, proxy statements and other information concerning Hersha Hospitality Trust at the offices of the New York Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006, on which our common shares (symbol: "HT") are listed.

              We also make available through our website, www.hersha.com, our annual, quarterly and current reports and proxy statements, including amendments to those reports and proxy statements filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. The information available on or through our website is not, and shall not be deemed to be, a part of this prospectus supplement and the accompanying prospectus or incorporated into any other filings we make with the SEC.

S-v

SUMMARY

              The information below is a summary of the more detailed information included elsewhere in, or incorporated by reference in, this prospectus supplement. You should read carefully the following summary in conjunction with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference. This summary is not complete and does not contain all of the information you should consider before purchasing our common shares. You should carefully read the "Risk Factors" section beginning on page S-4 of this prospectus supplement and on page 2 of the accompanying prospectus, as well as under the caption "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, to determine whether an investment in our common shares is appropriate for you.

              Unless the context otherwise requires, references in this prospectus supplement to: "our company," "we," "us" and "our" mean Hersha Hospitality Trust and its consolidated subsidiaries, including Hersha Hospitality Limited Partnership, taken as a whole; "HHLP" and "our operating partnership" mean Hersha Hospitality Limited Partnership; "common shares" mean our Class A common shares of beneficial interest, par value $.01 per share; and "you" refers to a potential investor in the securities described in this prospectus supplement.

              Unless otherwise indicated, the information in this prospectus supplement assumes: (i) the common shares to be sold in this offering are sold at a public offering price per share of $5.81, which was the last reported price of our common shares on the NYSE on May 1, 2012; and (ii) no exercise by the underwriters of their option to purchase up to an additional 3,300,000 common shares.

Hersha Hospitality Trust

              Hersha Hospitality Trust is a self-advised Maryland statutory real estate investment trust that was organized in May 1998 and completed its initial public offering in January 1999. Our common shares are traded on the New York Stock Exchange, or NYSE, under the symbol "HT." Our 8.00% Series A cumulative redeemable preferred shares of beneficial interest are traded on the NYSE under the symbol "HT PRA." Our 8.00% Series B cumulative redeemable preferred shares of beneficial interest are traded on the NYSE under the symbol "HT PRB."

              We invest primarily in institutional grade hotels in central business districts, primary suburban office markets and stable destination and secondary markets in the Northeastern United States and select markets in Florida and on the West Coast. Our primary strategy is to continue to acquire high quality, upscale, mid-scale and extended-stay hotels in metropolitan markets with high barriers to entry in the Northeastern United States and other markets with similar characteristics. We believe there is significant room for growth in our core urban markets as average daily rates in these markets remain below peak levels. We have operated and intend to continue to operate so as to qualify as a REIT for federal income tax purposes.

              We seek to identify acquisition candidates located in markets with economic, demographic and supply dynamics favorable to hotel owners and operators. Through our extensive due diligence process, we select those acquisition targets where we believe selective capital improvements and intensive management will increase the hotel's ability to attract key demand segments, enhance hotel operations and increase long-term value. As of March 31, 2012, we owned 67 limited and full service hotels, including 12 limited and full service hotels owned through joint venture investments. These 67 hotels, with a total of 9,598 rooms, are located in Arizona, California, Connecticut, Delaware, Florida, Maryland, Massachusetts, New Jersey, New York, Pennsylvania, Rhode Island and Virginia. Our hotels operate under leading brands. In addition, some of our hotels operate as independent boutique hotels.

              We are structured as an umbrella partnership REIT, or UPREIT, and we own our hotels through our operating partnership, Hersha Hospitality Limited Partnership, for which we serve as the sole general partner. As of March 31, 2012, we owned an approximate 96.0% partnership interest, including the sole general partnership interest, in our operating partnership. Our hotels are operated by hotel management companies that qualify as "eligible independent contractors" under the Code, including Hersha Hospitality Management L.P., or HHMLP, a private management company owned in part by certain of our trustees and executive officers and other unaffiliated third party investors. We lease our wholly-owned hotels to 44 New England Management Company, or 44 New England, a taxable REIT subsidiary, or TRS, wholly-owned by our operating partnership, or another TRS wholly-owned by our operating partnership. Each of the hotels that we own through a joint venture investment is leased to another TRS that is owned by the respective joint venture or an entity owned in part by 44 New England.

              Our principal executive office is located at 44 Hersha Drive, Harrisburg, Pennsylvania 17102. Our telephone number is (717) 236-4400. Our website address is www.hersha.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus.

Recent Developments

              As we previously disclosed in our filings with the SEC, on August 18, 2011, we and certain of our subsidiaries and joint ventures in which we own an interest (the "Sellers") entered into two separate master purchase and sale agreements with SOF-VIII U.S. Hotel Co-Invest Holdings, L.P. ("SOF VIII"), pursuant to which the Sellers agreed to sell and SOF VIII agreed to purchase 18 of our non-core hotel properties. On February 23, 2012, the Sellers closed on the sale of 14 of these non-core hotel properties. The closing, with respect to the remaining four non-core hotel properties, which we expect to occur before the end of May 2012, remains subject to receipt of third party consents. However, no assurance can be given that the closing for any or all of these four remaining non-core hotel properties will occur by such date or at all. SOF VIII is an affiliate of the Starwood Capital Group, which owns an approximately 49.9% interest in HHMLP, which is the third party manager of 55 of our hotels and in which certain of our officers and trustees own an interest.

              On April 19, 2012, we entered into a purchase and sale agreement to acquire the 80-room Bulfinch Hotel located in Boston's central business district for a contractual purchase price of $18.2 million, or $228,000 per hotel room. Following completion of the acquisition, which we expect to occur before the end of May 2012, we plan to complete approximately $2.5 million of capital improvements at this hotel to upgrade guest rooms and improve the food and beverage platform. We anticipate funding the purchase price and the capital improvements with cash on hand or borrowings drawn on our $250 million senior secured revolving credit facility, or the revolving credit facility. We expect the hotel will be unencumbered, operated independently and managed by HHMLP. Completion of this acquisition is subject to customary closing conditions, and we cannot assure you that it will completed on the terms described above, or at all.

              In March 2012, we acquired an interest in a mixed-use building in Philadelphia, PA, which includes a condominium interest in the 111-room Rittenhouse Hotel and 44,000 square feet of retail and office space. The hotel includes 8,500 square feet of meeting space and 100 underground parking spaces. We also acquired a fee interest in an adjacent stand-alone parking garage with 300 parking spaces. The total purchase price for the tangible and intangible assets of the hotel, office space, retail space and parking garage was approximately $42.0 million. Including the renovations we anticipate undertaking, our underwritten value of the hotel portion of this property is approximately $23.9 million, or $215,000 per hotel room. We determined the value of the hotel portion of this property by subtracting from the total purchase price our underwritten value of the retail space, office space and parking garage of approximately $20.3 million, which we determined using prevailing market cap rates for similar assets, and by adding our anticipated renovation expenditures. The property opened in 1989 and is a member of The Leading Hotels of the World and a AAA Five Diamond independent hotel.

              Since 2008, we have acquired 23 hotels, including two hotels that we are under contract to purchase, for an aggregate purchase price of approximately $926.5 million at an average price of approximately $275,000 per hotel room.

THE OFFERING

Common shares offered by us	22,000,000 shares
Total common shares outstanding upon completion of this offering(1)	196,340,530 shares (or 199,640,530 shares if the underwriters exercise their option to purchase additional shares in full)
Use of proceeds
We expect to receive approximately $ million (or approximately $ million if the underwriters exercise their option to purchase additional shares) in estimated net proceeds from the sale of our common shares in this offering after deducting the underwriting discount and estimated expenses of this offering payable by us.

We will contribute all of the net proceeds to our operating partnership in exchange for additional limited partnership units. Our operating partnership intends to use the net proceeds of this offering to reduce indebtedness outstanding under the revolving credit facility and for general corporate purposes.
Risk Factors
Investing in our common shares involves risks. See "Risk Factors" beginning on page S-4 of this prospectus supplement and on page 2 of the accompanying prospectus, as well as under the caption "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

(1)
The number of common shares outstanding upon completion of this offering is based on 174,340,530 common shares outstanding as of April 30, 2012. The number of common shares outstanding upon completion of this offering excludes: (i) up to 7,257,506 common shares issuable upon redemption of outstanding limited partnership units in our operating partnership owned by management, trustees and other contributors of properties to our operating partnership, which limited partnership units are currently redeemable; and (ii) up to 5,665,360 common shares reserved for future issuance pursuant to our 2012 Equity Incentive Plan.

RISK FACTORS

              Investing in our common shares involves risk. Before making a decision to invest in our common shares, you should carefully consider the risks described below and those described in "Risk Factors" beginning on page 2 of the accompanying prospectus, as well as under the caption "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. See "Incorporation of Certain Documents by Reference" and "Where You Can Obtain More Information" above.

Future sales of our common shares or securities convertible into or exchangeable or exercisable for our common shares could depress the market price of our common shares.

              We cannot predict whether future sales of our common shares or securities convertible into or exchangeable or exercisable for our common shares or the availability of these securities for resale in the open market will decrease the market price of our common shares. Sales of a substantial number of these securities in the public market, including sales in connection with the redemption of units of limited partnership interest in our operating partnership or the perception that these sales might occur, may cause the market price of our common shares to decline and you could lose all or a portion of your investment. For example, immediately prior to this offering, Real Estate Investment Group L.P., or REIG, and IRSA Inversiones y Representaciones Sociedad Anónima, or IRSA, which controls REIG, and their affiliates beneficially own approximately 18.1 million common shares, which they may determine to sell at any time or from time to time, subject to applicable federal and securities laws.

              Future issuances of our common shares or other securities convertible into or exchangeable or exercisable for our common shares, including, without limitation, partnership units in our operating partnership in connection with property, portfolio or business acquisitions and issuances of equity-based awards to participants in our 2012 Equity Incentive Plan, could have an adverse effect on the market price of our common shares. Future issuances of these securities also could be adversely affect the terms upon which we obtain additional capital through the sale of equity securities. In addition, future sales or other issuances of our common shares may be dilutive to existing shareholders.

USE OF PROCEEDS

              We expect to receive approximately $             million (or approximately $             million if the underwriters exercise their option to purchase additional shares in full) in estimated net proceeds from the sale of our common shares in this offering after deducting the underwriting discount and estimated expenses of this offering payable by us.

              As required by the partnership agreement of our operating partnership, we will contribute all of the net proceeds to our operating partnership in exchange for additional limited partnership units. Our operating partnership intends to use the net proceeds of this offering to reduce indebtedness outstanding under the revolving credit facility and for general corporate purposes. As of May 1, 2012, the outstanding principal balance under the revolving credit facility was approximately $112.8 million and the weighted average interest rate on these borrowings was 4.63% at such date. Borrowings drawn on the revolving credit facility were used to acquire hotel properties, complete capital improvements and for working capital purposes.

              Borrowings drawn on the revolving credit facility accrue interest, at our discretion, at an annual rate equal to either the prime rate (as defined in the credit agreement) plus a margin ranging from 1.50% to 1.75% or the LIBOR rate (as defined in the credit agreement) plus a margin ranging from 3.50% to 3.75%. All borrowings drawn on the revolving credit facility must be repaid on or prior to November 5, 2013. Affiliates of certain of the underwriters are lenders under the revolving credit facility and will receive a portion of the net proceeds from this offering. See "Underwriting (Conflicts of Interest)." In addition, we may use the net proceeds of this offering for general corporate purposes, including future acquisitions and the repayment of indebtedness (other than as described above).

CAPITALIZATION

              The following table sets forth our capitalization as of March 31, 2012: (i) on an actual basis; and (ii) on an as adjusted basis, to give effect to the anticipated sale of 22,000,000 common shares in this offering at an assumed public offering price of $5.81 per share, which was the last reported sale price of our common shares on the NYSE on May 1, 2012, after deducting the underwriting discount and estimated expenses of this offering payable by us, and the expected use of the net proceeds from this offering as described under "Use of Proceeds." The following table does not reflect acquisitions or dispositions that have occurred since March 31, 2012, including, but not limited to, the acquisitions and dispositions referred to above under the caption "Summary—Recent Developments," which transactions are expected to close before the end of May 2012.

	As of March 31, 2012
	Actual	As Adjusted
	(dollars in thousands)
Cash	$25,821	$60,761

Debt:
Line of credit	87,667	—
Mortgages payable	697,789	697,789
Liabilities related to hotel assets held for sale	18,993	18,993

Total debt	804,449	716,782
Redeemable noncontrolling interests	16,732	16,732
Shareholders' equity:
Preferred shares: 8.00% Series A, par value $.01 per share, 29,000,000 shares authorized, 2,400,000 shares issued and outstanding (aggregate liquidation preference $60,000) at March 31, 2012	24	24
Preferred shares: 8.00% Series B, par value $.01 per share, 4,600,000 shares authorized, 4,600,000 shares issued and outstanding (aggregate liquidation preference $115,000) at March 31, 2012	46	46
Common shares: Class A, par value $.01 per share, 300,000,000 shares authorized, 173,299,736 shares issued and outstanding, actual, and 195,299,736 shares issued and outstanding as adjusted at March 31, 2012(1)	1,733	1,953
Common shares: Class B, par value $.01 per share, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Accumulated other comprehensive loss	(1,124)	(1,124)
Additional paid-in capital	1,042,467	1,164,854
Distributions in excess of net income	(332,045)	(332,045)

Total shareholders' equity	711,101	833,708
Total noncontrolling interests	16,335	16,335

Total equity	727,436	850,043

Total capitalization	$1,548,617	$1,583,557

(1)
Does not include: (i) up to 3,300,000 common shares that may be issued by us upon exercise of the underwriters' option to purchase additional shares; (ii) up to 7,257,506 common shares issuable upon redemption of outstanding limited partnership units in our operating partnership; (iii) an aggregate of 1,040,794 common shares issued subsequent to March 31, 2012; and (v) up to 5,665,360 common shares reserved for future issuance pursuant to our 2012 Equity Incentive Plan.

              The information set forth above should be read in conjunction with the section captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

ADDITIONAL FEDERAL INCOME TAX CONSIDERATIONS

              The following is a summary of certain additional federal income tax considerations with respect to the ownership of our common shares. This summary supplements and should be read together with "Federal Income Tax Consequences of Our Status as a REIT" beginning on page 26 of the accompanying prospectus.

Taxation of Taxable U.S. Shareholders

              For taxable years beginning after December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on dividends paid on our common shares received by U.S. shareholders who own their common shares through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for taxable years beginning after December 31, 2014, on proceeds from the sale of our common shares received by U.S. shareholders who own their common shares through foreign accounts or foreign intermediaries. We will not pay any additional amounts in respect of any amounts withheld.

Taxation of Non-U.S. Shareholders

              For taxable years beginning after December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on dividends paid on our common shares received by certain non-U.S. shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for taxable years beginning after December 31, 2014, on proceeds from the sale of our common shares received by certain non-U.S. shareholders. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the Internal Revenue Service to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

UNDERWRITING (CONFLICTS OF INTEREST)

              Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Raymond James & Associates, Inc. and UBS Securities LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us, our operating partnership and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of our common shares set forth opposite its name below.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
Raymond James & Associates, Inc.
UBS Securities LLC

Total	22,000,000

              Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all 22,000,000 of the common shares sold under the underwriting agreement if any of these common shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

              We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

              The underwriters are offering the common shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the common shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

              The representatives have advised us that the underwriters propose initially to offer the common shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $            per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

              The following table shows the underwriting discount we are to pay to the underwriters in connection with this offering. This amount is shown assuming both no exercise and full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

              The expenses of the offering, not including the underwriting discount, are estimated at $100,000 and are payable by us.

Option Shares

              To the extent the underwriters sell more than 22,000,000 common shares, the underwriters have an option to purchase up to an additional 3,300,000 common shares from us at the public offering price less the underwriting discount, within 30 days from the date of this prospectus supplement. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional common shares proportionate to that underwriter's initial amount reflected in the above table.

No Sales of Similar Securities

              We, our executive officers, our trustees, and REIG have entered into lock-up agreements with the underwriters. Under these agreements, subject to certain permitted exceptions, including, among others, an exception that permits us to issue common shares pursuant to our 2012 Equity Incentive Plan to participants in that plan, we and each of these persons may not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, sell, offer to sell, contract or agree to sell, hedge or otherwise dispose of, directly or indirectly, any of our common shares or securities convertible into or exchangeable or exercisable for common shares during the period from the date of this prospectus supplement continuing through the date 30 days after the date of this prospectus supplement. Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its sole discretion, may permit early release of our common shares subject to the restrictions detailed above prior to the expiration of the 30-day lock up period and without public notice. The 30-day lock up period may be extended for up to 15 calendar days plus three business days under certain circumstances where we announce or pre-announce earnings or material news or a material event within 15 calendar days plus three business days prior to, or approximately 16 days after, the termination of the 30-day lock up period.

New York Stock Exchange Listing

              Our common shares are listed on the NYSE under the symbol "HT."

Price Stabilization and Short Positions

              Until the distribution of our common shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common shares. However, the representatives may engage in transactions that stabilize the price of our common shares, such as bids or purchases to peg, fix or maintain that price.

              In connection with the offering, the underwriters may purchase and sell our common shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of common shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional common shares in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing common shares in the open market. In determining the source of common shares to close out the covered short position, the underwriters will consider, among other things, the price of common shares available for purchase in the open market as compared to the price at which they may purchase common shares through the option to purchase additional shares. "Naked" short sales are sales in excess of the option to purchase additional shares. The underwriters must close out any naked short position by purchasing common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common shares made by the underwriters in the open market prior to the completion of the offering.

              Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market.

              The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

              Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

              In connection with the offering, the underwriters may distribute the prospectus supplement and the accompanying prospectus by electronic means, such as e-mail. In addition, the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. The underwriters may allocate a limited number of common shares for sale to their online brokerage customers. An electronic prospectus supplement and accompanying prospectus may be available on an Internet web site maintained by any of the underwriters. Other than the prospectus supplement and accompanying prospectus in electronic format, the information on any of the underwriters' web sites is not part of this prospectus supplement and accompanying prospectus.

Conflict of Interest

              The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, financial advisory and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Banking affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc. and UBS Securities LLC are lenders under the revolving credit facility. A portion of the net proceeds from this offering will be used to repay indebtedness outstanding under the revolving credit facility. See "Use of Proceeds." More than 5% of the net proceeds will be used to repay indebtedness outstanding under the revolving credit facility to banking affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc. and UBS Securities LLC, three of the underwriters. Nonetheless, the appointment of a qualified independent underwriter is not necessary in connection with this offering because, under FINRA Rule 5121, REITs are excluded from that requirement.

              In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

              In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), no offer of shares may be made to the public in that Relevant Member State other than:

    A.
    to any legal entity which is a qualified investor as defined in the Prospectus Directive;

    B.
    to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

    C.
    in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

              Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than "qualified investors" as defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

              The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

              This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

              For the purpose of the above provisions, the expression "an offer to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

              In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Hong Kong

              This prospectus has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The securities will not be offered or sold in Hong Kong other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

              This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust

(where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, then securities, debentures and units of securities and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the securities under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

Notice to Prospective Investors in Switzerland

              We have not and will not register with the Swiss Financial Market Supervisory Authority ("FINMA") as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended ("CISA"), and accordingly the securities being offered pursuant to this prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The securities may solely be offered to "qualified investors," as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended ("CISO"), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Notice to Prospective Investors in the Dubai International Financial Centre

              This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

LEGAL MATTERS

              Certain legal matters in connection with this offering will be passed upon for us by Hunton & Williams LLP. In addition, the summaries of legal matters contained in the section of the accompanying prospectus under the heading "Federal Income Tax Consequences of Our Status as a REIT" and in the section of this prospectus supplement under the heading "Additional Federal Income Tax Considerations" are based on the opinion of Hunton & Williams LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Clifford Chance US LLP. Clifford Chance US LLP may rely upon the opinion of Hunton & Williams LLP with respect to matters of the laws of the Commonwealth of Virginia and the State of Maryland.

EXPERTS

              The consolidated financial statements of Hersha Hospitality Trust as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and related financial statement schedule, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

TRADE NAMES, LOGOS AND TRADEMARKS

              The following updates certain information appearing in the accompanying prospectus. "Hyatt Place" and "Hyatt House" are trademarks of Hyatt Corporation or one of its affiliates. All references below to "Hyatt" mean Hyatt Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys.

PROSPECTUS

HERSHA HOSPITALITY TRUST

Common Shares
Preferred Shares
Depositary Shares
Warrants
Units

        Hersha Hospitality Trust intends to offer and sell, from time to time, in one or more series or classes, the securities described in this prospectus. The securities may be offered separately or together in any combination and as separate series. We will provide the specific terms of any securities we may offer in a supplement to this prospectus. You should read carefully this prospectus and any accompanying prospectus supplement before deciding to invest in these securities.

        We may offer and sell these securities through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth or will be calculable from the information set forth in the accompanying prospectus supplement.

        Our common shares are listed on the New York Stock Exchange, or the NYSE, under the symbol "HT." The closing sale price of our common shares on the NYSE on May 5, 2011, was $5.90 per share.

        Investing in our securities involves risks. Before making a decision to invest in our securities, you should carefully consider the risks described in this prospectus and any accompanying prospectus supplement, as well as the risks described under the section entitled "Risk Factors" included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the Securities and Exchange Commission.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2011

        You should rely only on the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplements. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. You must not rely on any unauthorized information or representation. We are offering to sell only the securities described in this prospectus and the accompanying prospectus supplement only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus and the accompanying prospectus supplement is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document containing the incorporated information. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Documents By Reference."

        This prospectus only provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Documents By Reference."

        Unless the context otherwise requires, references in this prospectus and any prospectus supplement to: (i) "our company," "we," "us" and "our" mean Hersha Hospitality Trust and its subsidiaries, including Hersha Hospitality Limited Partnership, our operating partnership; (ii) "common shares" mean our Priority Class A common shares of beneficial interest, $0.01 par value per share; and (iii) "preferred shares" mean our preferred shares of beneficial interest, $0.01 par value per share.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this prospectus from the date we file that document, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later. We incorporate by reference the documents listed below that we have filed, or will file, with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2010;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2010 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 18, 2011;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011;

  •
  our Current Report on Form 8-K filed with the SEC on February 24, 2011;

  •
  the description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on May 2, 2008 and any amendments or reports filed for the purpose of updating such description; and

  •
  the description of our 8.0% Series A cumulative redeemable preferred shares of beneficial interest, or Series A preferred shares, contained in our Registration Statement on Form 8-A filed with the SEC on May 2, 2008 and any amendments or reports filed for the purpose of updating such description.

        In addition, all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c) 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the date upon which the offering of the securities covered by this prospectus is terminated will be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the accompanying prospectus supplement and any previously filed documents. You may obtain copies of these filings (other than exhibits and schedules to such filings, unless such exhibits or schedules are specifically incorporated by reference into this prospectus or any accompanying prospectus supplement) at no cost, by requesting them from us by writing or telephoning us at: Hersha Hospitality Trust, 501 Walnut Street, 9th Floor, Philadelphia, Pennsylvania 19106, Telephone: (215) 238 1046, Attention: Ashish R. Parikh, Chief Financial Officer.

WHERE YOU CAN OBTAIN MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as the registration statement and the exhibits and schedules thereto, can be inspected at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials may be obtained at prescribed rates. Information about the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC's website is www.sec.gov. Copies of these documents may be available on our website at www.hersha.com. Our website and the information contained therein or connected thereto are not incorporated into this prospectus or any amendment or supplement to this prospectus.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC's rules and regulations. For further information about us and the securities, we refer you to the registration statement and to such exhibits and schedules. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C. as well as through the SEC's website. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement, including the information incorporated by reference in this prospectus and any accompanying prospectus supplement, contain forward-looking statements within the meaning of the federal securities laws. These statements include statements about our plans, strategies and prospects and involve known and unknown risks that are difficult to predict. Therefore, our actual results, performance or achievements may differ materially from those expressed in or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "forecast," "potential," "continue," "likely," "will," "would" and variations of these terms and similar expressions, or the negative of these terms or similar expressions. You should not place undue reliance on forward-looking statements. Factors that may cause our actual results to differ materially from our current expectations include, but are not limited to:

  •
  financing risks, including the risk of leverage and the corresponding risk of default on our mortgage loans and other debt and potential inability to refinance or extend the maturity of existing indebtedness;

  •
  national, regional and local economic conditions;

  •
  levels of spending in the business, travel and leisure industries, as well as consumer confidence;

  •
  declines in occupancy, average daily rate and revenue per available room and other hotel operating metrics;

  •
  hostilities, including future terrorist attacks, or fear of hostilities that affect travel;

  •
  financial condition of, and our relationships with, our joint venture partners, third-party property managers, franchisors and hospitality joint venture partners;

  •
  the degree and nature of our competition;

  •
  increased interest rates and operating costs;

  •
  risks associated with potential acquisitions, including the ability to ramp up and stabilize newly acquired hotels with limited or no operating history, and dispositions of hotel properties;

  •
  risks associated with our development loan portfolio, including the ability of borrowers to repay outstanding principal and accrued interest at maturity;

  •
  availability of and our ability to retain qualified personnel;

  •
  our failure to maintain our qualification as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code;

  •
  changes in our business or investment strategy;

  •
  availability, terms and deployment of capital;

  •
  general volatility of the capital markets and the market price of our common shares;

  •
  environmental uncertainties and risks related to natural disasters;

  •
  changes in real estate and zoning laws and increases in real property tax rates; and

  •
  the factors referenced or incorporated by reference in this prospectus and any prospectus supplement, as well as the factors described under the section entitled "Risk Factors" included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the SEC.

        These factors are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors, many of which are beyond our control, also could harm our results, performance or achievements.

        All forward-looking statements contained in this prospectus and any accompanying prospectus supplement, including the information incorporated by reference in this prospectus and any accompanying prospectus supplement, are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

TRADE NAMES, LOGOS AND TRADEMARKS

        All brand and trade names, logos or trademarks contained, or referred to, in this prospectus and any accompanying prospectus supplement, as well as any document incorporated by reference in this prospectus and any accompanying prospectus supplement, are the properties of their respective owners. These references shall not in any way be construed as participation by, or endorsement of, the offering of any of our securities by any of our franchisors or managers.

        "Residence Inn by Marriott," "Courtyard by Marriott," "SpringHill Suites by Marriott," "Fairfield Inn by Marriott" and "TownePlace Suites by Marriott" are registered trademarks of Marriott International, Inc. or one of its affiliates. All references below to "Marriott" mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys.

        "Hilton," "Hilton Hotels," "Hilton Garden Inn" and "Hampton Inn" are registered trademarks of Hilton Worldwide or one of its affiliates. All references below to "Hilton" mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys.

        "Hyatt Place" and "Hyatt Summerfield Suites" are registered trademarks of Hyatt Corporation or one of its affiliates. All references below to "Hyatt" mean Hyatt Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys.

        "Sheraton Hotels" is a registered trademark of Starwood Hotels & Resorts Worldwide, Inc. or one of its affiliates. All references below to "Starwood" mean Starwood Hotels & Resorts Worldwide, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys.

        "Candlewood Suites," "Holiday Inn," "Holiday Inn Express" and "Holiday Inn Express Hotel and Suites" are registered trademarks of InterContinental Hotels Group or one of its affiliates. All references below to "InterContinental" mean InterContinental Hotels Group and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys.

        "Comfort Inn" is a registered trademark of Choice Hotels International, Inc. or one of its affiliates. All references below to "Choice" mean Choice Hotels International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys.

        "Hawthorn Suites by Wyndham" is a registered trademark of Wyndham Hotels and Resorts, LLC or one of its affiliates. All references below to "Wyndham" mean Wyndham Hotels and Resorts, LLC and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys.

        None of Marriott, Hilton, Hyatt, Starwood, InterContinental, Choice or Wyndham is responsible for the content of this prospectus and any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus and any accompanying prospectus supplement, whether relating to hotel information, operating information, financial information, its relationship with us or otherwise. None of Marriott, Hilton, Hyatt, Starwood, InterContinental, Choice or Wyndham is involved in any way, whether as an "issuer" or "underwriter" or otherwise, in the offering by us of the securities covered by this prospectus and any accompanying prospectus supplement. None of Marriott, Hilton, Hyatt, Starwood, InterContinental, Choice or Wyndham has expressed any approval or disapproval regarding the offering of securities pursuant to this prospectus and any accompanying prospectus supplement, and the grant by any of them of any franchise or other rights to us shall not be construed as any expression of approval or disapproval. None of Marriott, Hilton, Hyatt, Starwood, InterContinental, Choice or Wyndham has assumed, and none shall have, any liability in connection with the offering of securities contemplated by this prospectus and any accompanying prospectus supplement.

v

THE COMPANY

        Hersha Hospitality Trust is a self-advised, Maryland statutory real estate investment trust that was organized in 1998. We completed our initial public offering in January 1999. Our common shares are traded on the NYSE under the symbol "HT." Our Series A preferred shares are traded on the NYSE under the symbol "HT PRA." We invest primarily in institutional grade hotels in central business districts, primary suburban office markets and stable destination and secondary markets in the Northeastern United States and select markets on the West Coast. Our primary strategy is to continue to acquire high quality, upscale, mid-scale and extended-stay hotels in metropolitan markets with high barriers to entry in the Northeastern United States and other markets with similar characteristics. We are structured as a real estate investment trust for federal income tax purposes, or a REIT.

        We own our hotels and our joint venture investments through our operating partnership, for which we serve as general partner. Our hotels are managed by qualified independent management companies, including, among others, Hersha Hospitality Management, L.P., or HHMLP, a private management company owned by certain of our trustees, officers and other third party investors. We lease all of our wholly-owned hotels either to 44 New England Management Company, or 44 New England, our wholly-owned taxable REIT subsidiary, or TRS, or to another wholly-owned TRS. Each of the hotels that we own through a joint venture investment is leased to another TRS that is owned by the respective joint venture or an entity owned in part by 44 New England.

        Our principal executive office is located at 44 Hersha Drive, Harrisburg, Pennsylvania 17102. Our telephone number is (717) 236-4400.

RISK FACTORS

        Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks described in this prospectus and any accompanying prospectus supplement, as well as the risks described under the section entitled "Risk Factors" included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the SEC. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. See "Incorporation of Certain Documents by Reference" and "Where You Can Obtain More Information" above.

We may change our distribution policy in the future.

        In the past we have reduced the quarterly distribution paid to our shareholders, and we may reduce the quarterly distribution paid to our shareholders in the future. The decision to declare and pay distributions on our common shares in the future, as well as the timing, amount and composition of any such future distributions, will be at the sole discretion of our board of trustees and will depend on our earnings, funds from operations, liquidity, financial condition, capital requirements, contractual prohibitions or other limitations under our indebtedness and preferred shares, the annual distribution requirements under the REIT provisions of the Code, state law and such other factors as our board of trustees deems relevant. Any change in our distribution policy could have a material adverse effect on the market price of our common shares.

The market price of our securities could be volatile and could decline, resulting in a substantial or complete loss of your investment in our securities.

        The stock markets have experienced significant price and volume fluctuations. As a result, the market price of our securities could be similarly volatile, and investors in our securities may experience a decrease in the value of their investments, including decreases unrelated to our operating performance or prospects. The market price of our securities could be subject to wide fluctuations in response to a number of factors, including:

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  our operating performance and the performance of other similar companies;

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  actual or anticipated differences in our operating results;

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  changes in our revenues or earnings estimates or recommendations by securities analysts;

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  publication of research reports about us or our industry by securities analysts;

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  additions and departures of key personnel;

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  strategic decisions by us or our competitors, such as acquisitions, divestments, spin-offs, joint ventures, strategic investments or changes in business strategy;

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  the passage of legislation or other regulatory developments that adversely affect us or our industry;

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  speculation in the press or investment community;

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  actions by institutional shareholders;

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  changes in accounting principles;

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  terrorist acts; and

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  general market conditions, including factors unrelated to our performance.

        In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management's attention and resources.

Future sales of our common shares or securities convertible into or exchangeable or exercisable for our commons shares could depress the market price of our common shares.

        We cannot predict whether future sales of our common shares or securities convertible into or exchangeable or exercisable for our commons shares or the availability of these securities for resale in the open market will decrease the market price of our common shares. Sales of a substantial number of these securities in the public market, including sales upon the redemption of operating partnership units held by the limited partners of our operating partnership (other than us and our subsidiaries) or the perception that these sales might occur, may cause the market price of our common shares to decline and you could lose all or a portion of your investment.

        Future issuances of our common shares or other securities convertible into or exchangeable or exercisable for our common shares, including, without limitation, operating partnership units in connection with property, portfolio or business acquisitions and issuances of equity-based awards to participants in our equity incentive plans, could have an adverse effect on the market price of our common shares. Future issuances of these securities also could adversely affect the terms upon which we obtain additional capital through the sale of equity securities. In addition, future sales or issuances of our common shares may be dilutive to existing shareholders.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

        The following table sets forth the ratio of earnings to combined fixed charges and preferred share dividends on our outstanding Series A preferred shares for the three months ended March 31, 2011 and for each of the last five fiscal years.

		Year Ended December 31,
	Three Months Ended March 31, 2011
		2010	2009	2008	2007	2006
Ratio of earnings to combined fixed charges and preferred share dividends	*	*	*	*	1.24	1.08

*
For the three months ended March 31, 2011, combined fixed charges and preferred share dividends exceeded earnings by approximately $14.8 million. For the year ended December 31, 2010, combined fixed charges and preferred share dividends exceeded earnings by approximately $24.8 million. For the year ended December 31, 2009, combined fixed charges and preferred share dividends exceeded earnings by approximately $8.0 million. For the year ended December 31, 2008, combined fixed charges and preferred share dividends exceeded earnings by approximately $15.3 million.

        The ratio of earnings to combined fixed charges and preferred share dividends was computed by dividing earnings by the sum of fixed charges and preferred share dividends. For these purposes, earnings have been calculated by adding pre-tax income or loss from continuing operations (before income or loss from equity investees), fixed charges (excluding interest capitalized), amortization of capitalized interest, extraordinary items and preferred share dividends. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of line of credit fees and amortization of interest rate caps and swap agreements. Preferred share dividends consist of the amount of pre-tax earnings that is required to pay the dividends on our outstanding preferred shares.

USE OF PROCEEDS

        We will contribute the net proceeds of any sale of securities pursuant to this prospectus to our operating partnership in exchange for additional operating partnership units. As will be more fully described in an accompanying prospectus supplement, we expect our operating partnership will use the net proceeds from the sale of the securities for general corporate purposes, including, but not limited to, repaying existing indebtedness, acquiring or developing additional hotel properties, and renovating, expanding and improving our existing hotel properties.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

        The following descriptions of the material terms of our shares of beneficial interest are only a summary and are subject to, and qualified in their entirety by reference to, the more complete descriptions of the shares in the following documents: (a) our amended and restated declaration of trust, including the applicable articles supplementary, or our declaration of trust, and (b) our amended and restated bylaws, or our bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. Please note that in this section entitled "Description of Shares of Beneficial Interest," references to "we," "our" and "us" refer only to Hersha Hospitality Trust and not to its subsidiaries or our operating partnership unless the context requires otherwise.

Overview

        Our declaration of trust, provides that we may issue up to 300,000,000 Class A common shares of beneficial interest, $0.01 par value per share, 1,000,000 Class B common shares of beneficial interest, $0.01 par value per share, and 29,000,000 preferred shares of beneficial interest, $0.01 par value per share. As of March 31, 2011, 169,751,195 Class A common shares were issued and outstanding, no Class B common shares were issued and outstanding and 2,400,000 Series A preferred shares were issued and outstanding.

        Our common shares currently trade on the NYSE under the symbol "HT," and our Series A preferred shares currently trade on the NYSE under the symbol "HT PRA." The transfer agent for these shares is American Stock Transfer & Trust Company. Our common shares and our Series A preferred shares are subject to certain restrictions on ownership and transfer which were adopted for the purpose of enabling us to preserve our status as a REIT. For a description of these restrictions, see "Restrictions on Ownership and Transfer" below.

        As permitted by the Maryland statute governing real estate investment trusts formed under the laws of that state, which is referred to as the Maryland REIT Law, our declaration of trust contains a provision permitting our board of trustees, without any action by our shareholders, to amend our declaration of trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that we have authority to issue. Maryland law and our declaration of trust provide that none of our shareholders is personally liable for any of our debts, claims, demands, judgments or obligations solely by reason of that shareholder's status as a shareholder.

Common Shares

        The common shares being offered pursuant to this prospectus, upon issuance against full payment of the applicable purchase price, will be duly authorized, validly issued, fully paid and nonassessable.

  Voting Rights of Common Shares

        Subject to the provisions of our declaration of trust regarding the restrictions on the transfer and ownership of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. Except as may be provided with respect to any other class or series of our shares of beneficial interest, including our Series A preferred shares, only holders of our common shares possess voting rights. There is no cumulative voting in the election of trustees, which means that, subject to certain voting rights of our Series A preferred shares, the holders of a plurality of the outstanding common shares, voting as a single class, can elect all of the trustees then standing for election.

        Under the Maryland REIT Law, a real estate investment trust's declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code without the affirmative vote or written consent of the shareholders. Our declaration of trust permits such action by a majority vote of the trustees. See "Certain Provisions of Maryland Law, Our Declaration of Trust and Bylaws" below for more information about voting rights of owners of our common shares.

  Dividends, Liquidation and Other Rights

        Holders of our common shares are entitled to receive dividends when authorized by our board of trustees out of assets legally available for the payment of dividends. They also are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our shares that may be created and to the provisions of our declaration of trust regarding restrictions on transfer of our shares.

        The holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and, except for the preemptive rights granted to Real Estate Investment Group, LP, or REIG and its affiliates, which are described below, have no preemptive rights to subscribe for any additional common shares. Subject to the restrictions on transfer of shares contained in our declaration of trust and to the ability of the board of trustees to create common shares with differing voting rights, all common shares will have equal dividend, liquidation and other rights.

        Pursuant to an investor rights and option agreement, REIG and certain of its affiliates have preemptive rights. These preemptive rights allow REIG and certain of its affiliates to purchase additional common shares in order to maintain their beneficial ownership percentage of our common shares.

Preferred Shares

        We may offer and sell preferred shares from time to time, in one or more series (including additional Series A preferred shares), as authorized by our board of trustees. The preferred shares being offered by this prospectus, upon issuance against payment of the full purchase price, will be duly authorized, validly issued, fully paid and nonassessable. Our declaration of trust authorizes our board of trustees to classify any unissued preferred shares and to reclassify any previously classified but unissued preferred shares of any series from time to time in one or more series, as authorized by our board of trustees. Prior to issuance of shares of each series, our board of trustees is required by the Maryland REIT Law and our declaration of trust to set for each such series, subject to the provisions of our declaration of trust regarding the restriction on ownership and transfer of shares of beneficial interest, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Our board of trustees could authorize the issuance of preferred shares with terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of common shares or otherwise be in their best interest.

        The prospectus supplement governing the offering of any preferred shares will describe the specific terms of such securities, including:

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  the title and stated value of the preferred shares;

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  the number of preferred shares offered and the offering price of the preferred shares;

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  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of any of those terms that apply to the preferred shares;

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  the date from which dividends on the preferred shares will accumulate, if applicable;

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  the terms and amount of a sinking fund, if any, for the purchase or redemption of the preferred shares;

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  the redemption rights, including conditions and the redemption price(s), if applicable, of the preferred shares;

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  any listing of the preferred shares on any securities exchange;

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  the terms and conditions, if applicable, upon which the preferred shares will be convertible into common shares or any of our other securities, including the conversion price or rate (or manner of calculation thereof);

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  the relative ranking and preference of the preferred shares as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

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  any limitations on issuance of any series of preferred shares ranking senior to or on a parity with that series of preferred shares as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

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  the procedures for any auction and remarketing, if any, for the preferred shares;

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  any other specific terms, preferences, rights, limitations or restrictions of the preferred shares;

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  a discussion of any additional federal income tax consequences applicable to the preferred shares; and

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  any limitations on direct or beneficial ownership and restrictions on transfer in addition to those described in "Restrictions on Ownership and Transfer," in each case as may be appropriate to preserve our status as a real estate investment trust.

        The terms of any preferred shares we issue through this prospectus will be set forth in an articles supplementary or amendment to our declaration of trust. We will file the articles supplementary or amendment as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus. The description of preferred shares in any prospectus supplement will not describe all of the terms of the preferred shares in detail. You should read the applicable articles supplementary or amendment to our declaration of trust for a complete description of all of the terms.

Rank

        Unless otherwise indicated in the accompanying prospectus supplement, the preferred shares offered through that supplement will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

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  senior to all classes or series of our common shares, and to all other equity securities ranking junior to those preferred shares; and

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  on a parity with all of our equity securities ranking on a parity with the preferred shares; and junior to all of our equity securities ranking senior to the preferred shares.

        The term "equity securities" does not include convertible debt securities.

  Dividends

        Subject to any preferential rights of any outstanding shares or series of shares, including the Series A preferred shares, and to the provisions of our declaration of trust regarding ownership of shares in excess of the ownership limitation described below under "Restrictions on Ownership and Transfer," our preferred shareholders are entitled to receive dividends, when and as authorized by our board of trustees, out of legally available funds.

  Redemption

        If we provide for a redemption right in a prospectus supplement, the preferred shares offered through that supplement will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that supplement.

  Liquidation Preference

        As to any preferred shares offered through this prospectus, the applicable supplement shall provide that, upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of those preferred shares shall receive, before any distribution or payment shall be made to the holders of any other class or series of shares ranking junior to those preferred shares in our distribution of assets upon any liquidation, dissolution or winding up, and after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of any liquidation preference per share (set forth in the applicable supplement), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (not including any accumulation in respect of unpaid distributions for prior distribution periods if those preferred shares do not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of those preferred shares will have no right or claim to any of our remaining assets. In the event that, upon our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of those outstanding preferred shares and the corresponding amounts payable on all of our shares of other classes or series of equity security ranking on a parity with those preferred shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of those preferred shares and all other such classes or series of equity security shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        If the liquidating distributions are made in full to all holders of preferred shares entitled to receive those distributions prior to any other classes or series of equity security ranking junior to the preferred shares upon our liquidation, dissolution or winding up, then our remaining assets shall be distributed among the holders of those junior classes or series of equity shares, in each case according to their respective rights and preferences and their respective number of shares.

        The liquidation preference is not indicative of the price at which the preferred shares will actually trade on or after the date of issuance.

  Voting Rights

        Unless otherwise indicated in the applicable supplement, holders of our preferred shares will not have any voting rights, except as may be required by applicable law or any applicable rules and regulations of the NYSE.

  Conversion Rights

        The terms and conditions, if any, upon which any series of preferred shares is convertible into common shares will be set forth in the prospectus supplement relating to the offering of those preferred shares. These terms typically will include:

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  the number of common shares into which the preferred shares are convertible;

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  the conversion price (or manner of calculation thereof);

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  the conversion period;

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  provisions as to whether conversion will be at the option of the holders of the preferred shares or at our option;

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  the events requiring an adjustment of the conversion price; and

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  provisions affecting conversion in the event of the redemption of that series of preferred shares.

  Series A Preferred Shares

        The Series A preferred shares generally provide for the following rights, preferences and obligations:

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  Dividend Rights.   The Series A preferred shares accrue a cumulative cash dividend at an annual rate of 8.00% on the $25.00 per share liquidation preference, equivalent to a fixed annual amount of $2.00 per share per year.

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  Liquidation Rights.   Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of Series A preferred shares will be entitled to receive a liquidation preference of

    $25.00 per share, plus an amount equal to all accrued and unpaid dividends to the date of payment, before any payment or distribution will be made or set aside for holders of any junior shares, including our common shares.

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  Redemption Provisions.   The Series A preferred shares are not redeemable prior to August 5, 2010, except in certain limited circumstances relating to our ability to qualify as a REIT. The Series A preferred shares may be redeemed for cash at our option, in whole or in part, at any time and from time to time, at a redemption price equal to $25.00 per share plus an amount equal to all accrued and unpaid dividends to and including the date fixed for redemption. The Series A preferred shares have no stated maturity and are not subject to any sinking fund or mandatory redemption provisions.

  •
  Voting Rights.   Holders of Series A preferred shares generally have no voting rights, except as required by law. However, if we fail to pay dividends on any Series A preferred shares for six or more quarterly periods, whether or not consecutive, the holders of the Series A preferred shares will be entitled to elect two directors to serve on our board of trustees until all dividends accumulated on the Series A preferred shares have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, the issuance of senior shares or certain changes to the terms of the Series A preferred shares that would be materially adverse to the rights of holders of Series A preferred shares cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding Series A preferred shares and shares of any class or series of shares ranking on a parity with the Series A preferred shares which are entitled to similar voting rights, if any, voting as a single class.

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  Conversion and Preemptive Rights.   The Series A preferred shares are not convertible or exchangeable for any of our other securities or property, and holders of our Series A preferred shares have no preemptive rights to subscribe for any securities of our company.

        For additional information regarding our Series A preferred shares, see our Registration Statement on Form 8-A filed with the SEC on May 2, 2008. See "Where You Can Obtain More Information."

Classification or Reclassification of Common Shares or Preferred Shares

        Our declaration of trust authorizes our board of trustees to classify or reclassify any unissued common shares or preferred shares into one or more classes or series of shares of beneficial interest by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of such new class or series of shares of beneficial interest.

DESCRIPTION OF DEPOSITARY SHARES

        We may, at our option, elect to offer depositary shares rather than full preferred shares. Each depositary share will represent ownership and entitlement to all rights and preferences of a fraction of a preferred share of a specified series (including dividend, redemption, liquidation and voting rights). We will specify the applicable fraction in a prospectus supplement governing the offering of any depositary shares. We will deposit with a depositary named in a prospectus supplement governing the offering of any depositary shares the preferred shares represented by the depositary shares, under a deposit agreement, among us, the depositary and the holders from time to time of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

Dividends and Distributions

        The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred shares represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by the holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred shares. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

        If a distribution is other than in cash, the depositary will distribute property it receives to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by the holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to the holders.

Withdrawal of Preferred Shares

        Upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole preferred shares and all money and other property, if any, represented by such depositary shares. Fractional preferred shares will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred shares thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Liquidation Preference

        In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred shares as set forth in the prospectus supplement.

Redemption

        If the series of preferred shares represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred shares held by the depositary. Whenever we redeem any preferred shares held by the depositary, the depositary will redeem as of the same redemption date the corresponding number of depositary shares representing the preferred shares so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 90 days prior to the date fixed for redemption of the preferred shares and the depositary shares to the record holders of the depositary receipts.

Voting Rights

        Promptly upon receipt of notice of any meeting at which the holders of the series of preferred shares represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of preferred shares represented by that record holder's depositary shares. The depositary will, to the extent practicable, vote the preferred shares represented by the depositary shares in accordance with the instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred shares to the extent that it does not receive specific instructions from the holders of depositary receipts. The depositary will not be responsible for any failure to carry out any instruction to vote so long as any such action or inaction is in good faith and does not result from negligence or willful misconduct of the depositary.

Conversion Rights

        If we specify in a prospectus supplement governing any depositary shares that the depositary shares are convertible into our common shares or any of our other securities or property, the holders of depositary receipts may surrender them to the depositary with written instructions to instruct us to cause the conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole shares of common shares or other shares of our preferred shares. Upon receipt of such instructions and any amounts payable related to the conversion, we will cause the conversion of the depositary shares using the same procedures as those provided for delivery of preferred shares to effect the conversion. If the depositary shares evidenced by depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. We will not issue fractional shares of our common shares upon conversion, and if such conversion would result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of our common shares on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

        We and the depositary may agree from time to time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement between us and the depositary. However, the holders of at least a majority of the depositary shares then outstanding must approve any amendment that materially and adversely alters the rights of those holders (other than any change in fees). No amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing the depositary shares with instructions to the depositary to deliver to the holder of preferred shares and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

        We will be permitted to terminate the deposit agreement upon not less than 30 days' prior written notice to the depositary if (i) the termination is necessary to preserve our qualification as a REIT under the Code or (ii) a majority of each series of preferred shares affected by the termination consents to it, at which time the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by each holder, that number of whole or fractional preferred shares as are represented by the depositary shares evidenced by those depositary receipts together with any other property held by such depositary with respect to those depositary receipts. We will agree that if we terminate the deposit agreement to preserve our qualification as a REIT under the Code, then we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares under the agreement have been redeemed, (ii) there has been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding up of Hersha Hospitality Trust and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing the preferred shares or (iii) each preferred share has been converted into shares of Hersha Hospitality Trust not so represented by depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred shares, the initial issuance of the depositary shares, the redemption of the preferred shares and all withdrawals of preferred shares by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges specified in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and may sell the depositary shares evidenced by such depositary receipt if the charges are not paid.

Miscellaneous

        The depositary will forward to the holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications it receives from us in its capacity as the holder of preferred shares. Neither we nor the depositary assumes any obligation, nor will we be subject to any liability under the deposit agreement, to holders of depositary receipts other than for either of our negligence or willful misconduct. Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our respective control in performing our respective obligations under the deposit agreement. Ours and the depositary's obligations under the deposit agreement will be limited to performance in good faith of our respective duties thereunder, and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties. In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and we, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Any successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

Restrictions on Ownership and Transfer

        In order to enable us to preserve our status as a REIT, we may take certain actions to restrict ownership and transfer of our outstanding securities, including any depositary shares. The prospectus supplement related to the offering of any depositary shares will specify any additional ownership limitation relating to the warrants being offered thereby. For a description of these restrictions, see "Restrictions on Ownership and Transfer" below.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common shares or preferred shares. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the prospectus supplement governing the offering of any warrants.

        The agent for warrants will act solely for us in connection with warrants of the series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The prospectus supplement governing the issuance of any series of warrants will include specific terms relating to the offering, including, if applicable:

  •
  the title of the warrants;

  •
  the aggregate number of warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the currencies in which the price or prices of the warrants may be payable;

  •
  the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

  •
  the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of warrants issued with the security;

  •
  if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

  •
  the price or prices at which, and currency or currencies in which, the offered securities purchasable upon exercise of the warrants may be purchased;

  •
  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

  •
  the minimum or maximum amount of the warrants which may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  any listing of warrants on any securities exchange;

  •
  if appropriate, a discussion of federal income tax consequences applicable to the warrants; and

  •
  any other material term of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Additionally, in order to enable us to preserve our status as a REIT, we may take certain actions to restrict ownership and transfer of our outstanding securities, including any warrants. The prospectus supplement related to the offering of any warrants will specify any additional ownership limitation relating to the warrants being offered thereby. For a description of these restrictions, see "Restrictions on Ownership and Transfer" below.

DESCRIPTION OF UNITS

        We may issue units consisting of one or more common shares, preferred shares, depositary shares, warrants or any combination of such securities.

        The prospectus supplement governing the issuance of any units will specify the following terms in respect of which this prospectus is being delivered:

  •
  the terms of the units and of any of the common shares, preferred shares, depositary shares or warrants constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

  •
  the terms of any unit agreement governing the units;

  •
  if appropriate, a discussion of federal income tax consequences applicable to the units; and

  •
  the provisions for the payment, settlement, transfer or exchange of the units.

        Additionally, in order to enable us to preserve our status as a REIT, we may take certain actions to restrict ownership and transfer of our outstanding securities, including any units. The prospectus supplement related to the offering of any units will specify any additional ownership limitation relating to the units being offered thereby. For a description of these restrictions, see "Restrictions on Ownership and Transfer" below.

LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the accompanying prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the accompanying prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "Legal Ownership of Securities" above;

  •
  An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

  •
  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

  •
  The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations when a Global Security will be Terminated

        In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

        The global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

  •
  if we notify any applicable trustee that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

        Our declaration of trust, subject to certain exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of the number of outstanding common shares of any class or series of common shares or the number of outstanding preferred shares of any class or series of preferred shares. For this purpose, a person includes a "group" and a "beneficial owner" as those terms are used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any transfer of common or preferred shares that would result in any person owning, directly or indirectly, common or preferred shares in excess of the ownership limitation, result in the common and preferred shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), result in our being "closely held" within the meaning of Section 856(h) of the Code, or cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a TRS) of our or our operating partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, will be null and void, and the intended transferee will acquire no rights in such common or preferred shares.

        Subject to certain exceptions described below, any common shares or preferred shares the purported transfer of which would result in a violation of any of the limitations described above will be designated as "shares-in-trust" and transferred automatically to a trust effective on the day before the purported transfer of such common shares or preferred shares. The record holder of the common or preferred shares that are designated as shares-in-trust will be required to submit such number of common shares or preferred shares to us for registration in the name of the trust. The trustee will be designated by us, but will not be affiliated with us. The beneficiary of a trust will be one or more charitable organizations that are named by us.

        Shares-in-trust will remain issued and outstanding common shares or preferred shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trust will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trust will vote all shares-in-trust. The trust will designate a permitted transferee of the shares-in-trust, provided that the permitted transferee purchases such shares-in-trust for valuable consideration and acquires such shares-in-trust without such acquisition resulting in a transfer to another trust.

        The prohibited owner with respect to shares-in-trust will be required to repay to the record holder the amount of any dividends or distributions received by the prohibited owner that are attributable to any shares-in-trust and the record date of which was on or after the date that such shares became shares-in-trust. The prohibited owner generally will receive from the record holder the lesser of the price per share such prohibited owner paid for the common shares or preferred shares that were designated as shares-in-trust (or, in the case of a gift or devise, the market price (as defined below) per share on the date of such transfer), or the price per share received by the record holder from the sale of such shares-in-trust. Any amounts received by the record holder in excess of the amounts to be paid to the prohibited owner will be distributed to the beneficiary.

        The shares-in-trust will be deemed to have been offered for sale to us, or its designee, at a price per share equal to the lesser of the price per share in the transaction that created such shares-in-trust (or, in the case of a gift or devise, the market price per share on the date of such transfer), or the market price per share on the date that we, or our designee, accepts such offer. We will have the right to accept such offer for a period of 90 days after the later of the date of the purported transfer which resulted in such shares-in-trust, or the date we determine in good faith that a transfer resulting in such shares-in-trust occurred.

        "Market price" on any date means the average of the last quoted sale price as reported by the NYSE for the five consecutive trading days ending on such date. "Trading day" means a day on which the applicable principal national securities exchange on which the securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any national securities exchange, means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

        Any person who acquires or attempts to acquire common or preferred shares in violation of the foregoing restrictions, or any person who owned common or preferred shares that were transferred to a trust, will be required to give written notice immediately to us of such event and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

        All persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Code) of the outstanding common and preferred shares must, within 30 days after December 31 of each year, provide to us a written statement or affidavit stating the name and address of such direct or indirect owner, the number of common and preferred shares owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limitation.

        The ownership limitation generally does not apply to the acquisition of common or preferred shares by an underwriter that participates in a public offering of such shares.

        In addition, the trustees, upon receipt of advice of counsel or other evidence satisfactory to the trustees, in their sole and absolute discretion, may, in their sole and absolute discretion, exempt a person from the ownership limitation under certain circumstances. The foregoing restrictions continue to apply until the trustees determine that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT and there is an affirmative vote of two-thirds of the number of common and preferred shares entitled to vote on such matter at a regular or special meeting of our shareholders.

        All certificates representing common or preferred shares bear a legend referring to the restrictions described above.

        The restrictions on ownership and transfer described above could have the effect of delaying, deterring or preventing a change in control or other transaction in which holders of some, or a majority, of our common shares might receive a premium for their shares over the then-prevailing market price or which such holders might believe to be otherwise in their best interest.

CERTAIN PROVISIONS OF MARYLAND LAW, OUR DECLARATION OF TRUST AND BYLAWS

        The following description of certain provisions of Maryland law and of our declaration of trust and bylaws is only a summary. For a complete description, we refer you to Maryland law, our declaration of trust and our bylaws. Copies of our declaration of trust and our bylaws are incorporated by reference as exhibits to this registration statement.

Classification of Our Board of Trustees

        Our bylaws provide that the number of our trustees may be established by our board of trustees but may not be fewer than three nor more than nine. As of the date of this prospectus, we have nine trustees. The trustees may increase or decrease the number of trustees by a vote of at least 80% of the members of our board of trustees, provided that the number of trustees shall never be less than the number required by Maryland law and that the tenure of office of a trustee shall not be affected by any decrease in the number of trustees. Any vacancy will be filled, including a vacancy created by an increase in the number of trustees, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining trustees or, if no trustees remain, by a majority of our shareholders.

        Pursuant to our declaration of trust, our board of trustees is divided into two classes of trustees. Trustees of each class are chosen for two-year terms and each year one class of trustees will be elected by the shareholders. We believe that classification of our board of trustees helps to assure the continuity and stability of our business strategies and policies as determined by the trustees. Holders of common shares have no right to cumulative voting in the election of trustees.

        The classification of our board of trustees could have the effect of making the replacement of incumbent trustees more time consuming and difficult. The staggered terms of trustees may delay, defer or prevent a tender offer or an attempt to change control in us or other transaction that might involve a premium price for holders of common shares that might be in the best interest of the shareholders.

Removal of Trustees

        Our declaration of trust provides that a trustee may be removed, with or without cause, upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of trustees. This provision, when coupled with the provision in our bylaws authorizing our board of trustees to fill vacant trusteeships, may preclude shareholders from removing incumbent trustees, except upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

Business Combinations

        Maryland law prohibits "business combinations" between us and an interested shareholder or an affiliate of an interested shareholder for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested shareholder as:

  •
  any person who beneficially owns 10% or more of the voting power of our shares; or

  •
  an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting shares.

        A person is not an interested shareholder if our board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder.

        After the five-year prohibition, any business combination between us and an interested shareholder generally must be recommended by our board of trustees and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of our then outstanding shares of beneficial interest; and

  •
  two-thirds of the votes entitled to be cast by holders of our voting shares other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested shareholder.

        These super-majority vote requirements do not apply if our common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

        The statute permits various exemptions from its provisions, including business combinations that are approved or exempted by our board of trustees before the time that the interested shareholder becomes an interested shareholder.

        The provisions of the business combination statute could delay, deter or prevent a change of control or other transaction in which holders of our equity securities might receive a premium for their shares above then-current market prices or which such shareholders otherwise might believe to be in their best interests.

Control Share Acquisitions

        Maryland law provides that "control shares" of a Maryland real estate investment trust acquired in a "control share acquisition" have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, or by officers or by trustees who are employees of the Maryland real estate investment trust are excluded from the shares entitled to vote on the matter. "Control shares" are voting shares which, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing trustees within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel the board of trustees of a Maryland real estate investment trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the Maryland real estate investment trust may present the question at any shareholders' meeting.

        If voting rights are not approved at the shareholders' meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, the Maryland real estate investment trust may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a shareholders' meeting and the acquiror may then vote a majority of the shares entitled to vote, then all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved or exempted by our declaration of trust or bylaws.

        Our bylaws contain a provision exempting from the control share acquisition act any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Merger, Amendment of Declaration of Trust

        Under the Maryland REIT Law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth its declaration of trust subject to the terms of any other class or series of shares of beneficial interest. In accordance with Maryland REIT Law, our declaration of trust allows our merger or consolidation or sale or disposition of all or substantially all of our assets if our board of trustees declares such action advisable and if a majority of shareholders entitled to vote on the matter approves the action. Our declaration of trust provides for approval by a majority of all the votes entitled to be cast on the matter in all situations permitting or requiring action by the shareholders except with respect to:

  •
  our intentional disqualification as a REIT or revocation of our election to be taxed as a REIT (which requires the affirmative vote of two-thirds of the number of common shares entitled to vote on such matter at a meeting of our shareholders);

  •
  the election of trustees (which requires a plurality of all the votes cast at a meeting of our shareholders at which a quorum is present);

  •
  the removal of trustees (which requires the affirmative vote of the holders of two-thirds of our outstanding voting shares);

  •
  the amendment or repeal of certain designated sections of our declaration of trust (which require the affirmative vote of two-thirds of the outstanding shares entitled to vote on such matters);

  •
  the amendment of our declaration of trust by shareholders (which requires the affirmative vote of a majority of votes entitled to be cast on the matter, except under certain circumstances specified in our declaration of trust that require the affirmative vote of two-thirds of all the votes entitled to be cast on the matter); and

  •
  our termination (which requires the affirmative vote of two-thirds of all the votes entitled to be cast on the matter).

        Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. Our declaration of trust permits such action by a majority vote of the trustees. As permitted by the Maryland REIT Law, our declaration of trust contains a provision permitting our trustees, without any action by our shareholders, to amend our declaration of trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that we have authority to issue.

Limitation of Liability and Indemnification

        Our declaration of trust limits the liability of our trustees and officers for money damages, except for liability resulting from:

  •
  actual receipt of an improper benefit or profit in money, property or services; or

  •
  a final judgment based upon a finding of active and deliberate dishonesty by the trustees or others that was material to the cause of action adjudicated.

        Our declaration of trust authorizes us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses to, any of our present or former trustees or officers or any individual who, while a trustee or officer and at our request, serves or has served another entity, employee benefit plan or any other enterprise as a trustee, director, officer, partner or otherwise. The indemnification covers any claim or liability against the person. Our bylaws and Maryland law require us to indemnify each trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service to us.

        Maryland law permits a Maryland real estate investment trust to indemnify its present and former trustees and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless:

  •
  the act or omission of the trustee or officer was material to the matter giving rise to the proceeding; and

  •
  was committed in bad faith; or

  •
  was the result of active and deliberate dishonesty; or

  •
  the trustee or officer actually received an improper personal benefit in money, property or services; or

  •
  in a criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful.

        Maryland law prohibits us from indemnifying our present and former trustees and officers for an adverse judgment in a derivative action or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. Our bylaws and Maryland law require us, as a condition to advancing expenses in certain circumstances, to obtain:

  •
  a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

  •
  a written undertaking to repay the amount reimbursed if the standard of conduct is not met.

Term and Termination

        Our declaration of trust provides for us to have a perpetual existence. Pursuant to our declaration of trust, and subject to the provisions of any class or series of our shares of beneficial interest then outstanding and the approval by a majority of the entire board of trustees, our shareholders, at any meeting thereof, by the affirmative vote of two-thirds of all of the votes entitled to be cast on the matter, may approve our termination.

Meetings of Shareholders

        Under our bylaws, annual meetings of shareholders are to be held in May of each year or at a date and time as determined by our board of trustees in accordance with our bylaws. Special meetings of shareholders may be called only by the chairman of our board of trustees, our president or one-third of the trustees then in office, or by our secretary upon the written request of the shareholders entitled to cast not less 25% of all the votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Advance Notice of Trustee Nominations and New Business

        Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of persons for election to our board of trustees and the proposal of business to be considered by shareholders at the annual meeting may be made only:

  •
  pursuant to our notice of the meeting;

  •
  by or at the direction of our board of trustees; or

  •
  by a shareholder who was a shareholder of record at the time of the provision of notice who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

        With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to our board of trustees may be made only:

  •
  pursuant to our notice of the meeting;

  •
  by or at the direction of our board of trustees; or

  •
  provided that our board of trustees has determined that trustees shall be elected at such meeting, by a shareholder who was a shareholder of record at the time of the provision of notice who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

        The purpose of requiring shareholders to give advance notice of nominations and other proposals is to afford our board of trustees the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of trustees, to inform shareholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our shareholder meetings. Although the bylaws do not give our board of trustees the power to disapprove timely shareholder nominations and proposals, they may have the effect of precluding a contest for the election of trustees or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees to our board of trustees or to approve its own proposal.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

        The business combination provisions and, if the applicable exemption in our bylaws is rescinded, the control share acquisition provisions applicable under Maryland law, the provisions of our declaration of trust on classification of our board of trustees, removal of trustees, restrictions on the ownership and transfer of shares of beneficial interest and the advance notice provisions of our bylaws could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of the common shares or otherwise be in their best interest.

 PARTNERSHIP AGREEMENT

        The following summarizes the material terms of our operating partnership's amended and restated agreement of limited partnership, or the partnership agreement. For purposes of this section, references to "we," "us," and "our company" refer only to Hersha Hospitality Trust, which is the sole general partner of our operating partnership.

Management

        Hersha Hospitality Limited Partnership, our operating partnership, is organized as a Virginia limited partnership. As of March 31, 2011, we owned a 95.8% interest, including a 1.0% sole general partnership interest. As the sole general partner of our operating partnership, we have, subject to certain protective rights of limited partners described below, full, exclusive and complete responsibility and discretion in the management and control of our operating partnership, including the ability to cause our operating partnership to enter into certain major transactions, including acquisitions, dispositions, refinancings and selection of lessees, and to cause changes in our operating partnership's line of business and distribution policies. In general, we may amend the partnership agreement without the consent of the limited partners. However, any amendment to the partnership agreement that would:

  •
  adversely affect certain redemption or conversion rights of the limited partners;

  •
  adversely affect the rights of the limited partners to receive distributions payable to them;

  •
  alter our operating partnership's allocation of profit and loss to the limited partners; or

  •
  impose any obligation to make additional capital contributions upon the limited partners requires the affirmative vote of the holders of a majority of the operating partnership units, excluding those held by us and our subsidiaries. As the sole general partner of our operating partnership, we may also, without the consent of the limited partners, approve a merger, consolidation or similar corporate transaction the result of which is a change in control of our operating partnership.

Transferability of Interests

        In general, we may not voluntarily withdraw as the general partner of our operating partnership or assign our general partnership interest in our operating partnership. We may, however, enter into a merger, consolidation or similar corporate transaction the result of which is a transfer of or change in the general partner if:

  •
  we receive the consent of the holders of a majority of the operating partnership units, excluding those held by us and our subsidiaries;

  •
  the contemplated transaction results in the limited partners receiving property in an amount equal to the amount they would have received had they exercised their redemption rights immediately prior to such transaction; or

  •
  our successor contributes substantially all of its assets to the partnership in return for a general partnership interest in the partnership.

        With certain limited exceptions, the limited partners may not transfer their operating partnership units, in whole or in part, without our written consent, which consent we may withhold in our sole discretion. We may not consent to any transfer that would cause the partnership to be treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), would adversely affect our ability to continue to qualify as a REIT for federal income tax purposes, would subject us to any additional taxes under Sections 857 or 4981 of the Code or would be effected through an "established securities market" or a "secondary market" (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code.

Capital Contributions

        If we determine that it is in the best interests of our operating partnership to provide for additional funds for any operating partnership purpose, the partnership agreement provides that we may cause our operating partnership to obtain additional funds from outside borrowings. In addition, we may elect to provide the additional funds, either directly or through a subsidiary, to our operating partnership through loans or otherwise.

        We will transfer the proceeds of any offering of our shares of beneficial interest to our operating partnership as an additional capital contribution. Our operating partnership will be deemed to have paid simultaneously the underwriting discounts, selling commissions and other costs associated with the offering. We are authorized to cause our operating partnership to issue additional operating partnership interests, in the form of operating partnership units, for less than fair market value if we have concluded in good faith that such issuance is in both our operating partnership's and our best interests. If we contribute additional capital to our operating partnership, we will receive additional operating partnership units, and our percentage interest will be increased on a proportionate basis based upon the amount of any additional capital contribution and the value of the assets of our operating partnership at the time of the contribution. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis in the event of an additional capital contribution by us.

        In addition, if we contribute additional capital to our operating partnership, we will revalue the property of our operating partnership to its fair market value (as determined by us) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the partnership agreement if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

        Our operating partnership could issue preferred partnership interests, in the form of preferred partnership units, in connection with the acquisition of property or otherwise. Preferred partnership units could have priority over classes or series of outstanding operating partnership units with respect to distribution rights and rights upon liquidation, dissolution or winding up.

Redemption Rights

        Subject to certain limitations and exceptions, the limited partners of our operating partnership, other than us and our subsidiaries, have the right to cause our operating partnership to redeem their operating partnership units for cash equal to the market value of an equivalent number of our common shares, or, at our option, we may purchase their operating partnership units by issuing one common share for each limited partnership unit redeemed. The market value of the operating partnership units for this purpose will equal the average of the daily sale price of our common shares on the NYSE for the ten-consecutive-trading-day period immediately preceding the date that the limited partner provides notice of redemption. If we do not exercise our option to purchase the operating partnership units by issuing our common shares, then the limited partner may make a written demand that we redeem the units for common shares. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption rights to the extent that the issuance of common shares to the redeeming limited partner would:

  •
  result in any person owning, directly or indirectly, common shares in excess of the ownership limitation as per our declaration of trust;

  •
  result in the shares of our beneficial interest being owned by fewer than 100 persons (determined without reference to any rules of attribution);

  •
  result in our being "closely held" within the meaning of Section 856(h) of the Code;

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  cause any person who operates property on behalf of any of our TRSs, as defined in Section 856(l) of the Code, which property is a "qualified lodging facility" within the meaning of Section 856(d)(9)(D)

    of the Code that is leased to such TRS, to fail to qualify as an "eligible independent contractor" within the meaning of Section 856(d)(9)(A) of the Code with respect to such TRS;

  •
  cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a TRS) of ours or our operating partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code; or

  •
  cause the acquisition of common shares by such redeeming limited partner to be "integrated" with any other distribution of common shares for purposes of complying with the Securities Act.

        The redemption rights may be exercised by a limited partner at any time after one year following the issuance of the operating partnership units, unless otherwise agreed by us. In all cases, however:

  •
  each limited partner may not exercise the redemption right for fewer than 1,000 operating partnership units or, if such limited partner holds fewer than 1,000 operating partnership units, all of the operating partnership units held by such limited partner;

  •
  each limited partner may not exercise the redemption right for more than the number of operating partnership units that would, upon redemption, result in such limited partner or any other person owning, directly or indirectly, common shares in excess of the ownership limitation; and

  •
  each limited partner may not exercise the redemption right more than two times annually.

Operations

        The partnership agreement requires that our operating partnership be operated in a manner that enables us to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the Code (other than any federal income tax liability associated with our retained capital gains), and to ensure that our operating partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code.

        In addition to the administrative and operating costs and expenses incurred by our operating partnership, our operating partnership will pay all of our administrative costs and expenses and these expenses will be treated as expenses of our operating partnership. Our expenses generally include:

  •
  all expenses relating to our continuity of existence;

  •
  all expenses relating to offerings and registration of securities;

  •
  all expenses associated with the preparation and filing of any of our periodic reports under federal, state or local laws or regulations;

  •
  all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body; and

  •
  all of our other operating or administrative costs incurred in the ordinary course of its business on behalf of our operating partnership.

        The company expenses, however, do not include any of our administrative and operating costs and expenses incurred that are attributable to hotel properties that are owned by us directly.

Distributions

        The partnership agreement provides that our operating partnership will distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of our operating partnership's property in connection with the liquidation of our operating partnership) on a quarterly (or, at our election, more frequent) basis, in amounts determined by us in our sole discretion, to us and the limited partners in accordance with their respective percentage interests in our operating partnership.

        The partnership agreement provides that upon a liquidation of our operating partnership after payment of, or adequate provision for, debts and obligations of our operating partnership, including any partner loans, any remaining assets of our operating partnership will be distributed to us and the limited partners with positive capital accounts in accordance with their respective positive capital account balances.

Allocations

        Net profit of our operating partnership for any fiscal year or other applicable period will be allocated in the following order and priority:

          (a)   first, to us as the general partner in respect of our Series A preferred partnership units to the extent that net loss previously allocated to us pursuant to clause (iii) below for all prior fiscal years or other applicable periods exceeds net profit previously allocated to us as the general partner in respect of our Series A preferred partnership units for all prior fiscal years or other applicable periods;

          (b)   second, to us as the general partner and the limited partners in proportion to our respective percentage interests to the extent that net loss previously allocated to such partners pursuant to clause (ii) below for all prior fiscal years or other applicable periods exceeds net profit previously allocated to such partners pursuant to this clause (b) for all prior fiscal years or other applicable periods;

          (c)   third, to us as the general partner in respect of our Series A preferred partnership units until we have been allocated net profit equal to the excess of (x) the cumulative amount of distributions we have received for all fiscal years or other applicable period to the date of redemption, to the extent such Series A preferred partnership units are redeemed during such period, over (y) the cumulative net profit allocated to us as the general partner in respect of our Series A preferred partnership units for all prior fiscal years or other applicable periods; and

          (d)   thereafter, to the partners holding partnership units (other than Series A preferred partnership units) in accordance with their respective percentage interests.

        Net loss of our operating partnership for any fiscal year or other applicable period will be allocated in the following order and priority:

            (i)  first, to the partners holding partnership units (other than Series A preferred partnership units) in accordance with their respective percentage interests to the extent of net profit previously allocated to such partners pursuant to clause (d) above for all prior fiscal years or other applicable period exceeds net loss previously allocated to such partners pursuant to this clause (i) for all prior fiscal years or other applicable periods;

           (ii)  second, to us as the general partner and the limited partners in proportion to our respective percentage interests until the adjusted capital account of each partner with respect to the partner's partnership units is reduced to zero; and

          (iii)  thereafter, to us as the general partner in respect of our Series A preferred partnership units, until our adjusted capital account with respect to our Series A preferred partnership units is reduced to zero.

        All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury Regulations promulgated thereunder.

Fiduciary Responsibilities

        Our trustees and officers have duties under applicable Maryland law to manage us in a manner consistent with the best interests of our shareholders. At the same time, we, as the general partner of our operating partnership, have fiduciary duties to manage our operating partnership in a manner beneficial to our operating partnership and its partners. Our duties, as general partner to our operating partnership and its limited partners, therefore, may come into conflict with the duties of our trustees and officers to our shareholders. We will be under no obligation to give priority to the separate interests of the limited partners of our operating partnership or our shareholders in deciding whether to cause our operating partnership to take or decline to take any actions.

        The limited partners of our operating partnership have expressly acknowledged that as the general partner of our operating partnership, we are acting for the benefit of our operating partnership, the limited partners and our shareholders collectively. In the event of a conflict between the interests of our shareholders and the interests of our limited partners, we will endeavor in good faith to resolve the conflict in a manner that is not adverse to either our shareholders or the limited partners; however, for so long as we own a controlling interest in our operating partnership, any conflict between the interests of our shareholders and the interests of the limited partners that we cannot resolved in a manner that is not adverse to either our shareholders or the limited partners will be resolved in favor of our shareholders.

Term

        The partnership will continue until December 31, 2050, or until sooner dissolved upon:

  •
  our bankruptcy, dissolution or withdrawal (unless the limited partners elect to continue the partnership);

  •
  the sale or other disposition of all or substantially all the assets of the partnership;

  •
  the redemption of all operating partnership units (other than those held by us, if any); or

  •
  an election by us as the general partner.

Tax Matters

        Pursuant to the partnership agreement, we are the tax matters partner of the partnership and, as such, have authority to handle tax audits and to make tax elections under the Code on behalf of the partnership.

FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

        This section summarizes the current material federal income tax consequences to our Company and to our shareholders generally resulting from the treatment of our Company as a REIT that you, as a holder of our securities, may consider relevant. Hunton & Williams LLP has acted as our counsel, has reviewed this summary, and is of the opinion that the description of the law and the legal conclusions contained herein are correct in all material respects. Because this section is a summary, it does not address all of the potential tax issues that may be relevant to you in light of your particular circumstances. In addition, this section does not address the tax issues that may be relevant to certain types of holders of our securities that are subject to special treatment under the federal income tax laws, such as:

  •
  insurance companies;

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  tax-exempt organizations (except to the limited extent discussed in "—Taxation of Tax-Exempt Shareholders" below);

  •
  financial institutions or broker-dealers;

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  non-U.S. individuals and foreign corporations (except to the limited extent discussed in "—Taxation of Non-U.S. Shareholders" below);

  •
  U.S. expatriates;

  •
  persons who mark-to-market our common shares;

  •
  subchapter S corporations;

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  U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;

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  regulated investment companies and REITs;

  •
  trusts and estates;

  •
  holders who receive our common shares through the exercise of employee stock options or otherwise as compensation;

  •
  persons holding our securities as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

  •
  persons subject to the alternative minimum tax provisions of the Code;

  •
  persons holding our securities through a partnership or similar pass-through entity; and

  •
  persons holding a 10% or more (by vote or value) beneficial interest in our capital shares.

        This summary assumes that holders of our securities hold our securities as capital assets for federal income tax purposes, which generally means property held for investment.

        The statements in this section and the opinion of Hunton & Williams LLP, described below, are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

        We urge you to consult your own tax advisor regarding the specific tax consequences to you of investing in our securities of beneficial interest and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign and other tax consequences of such investment and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

        We elected to be taxed as a REIT under the federal income tax laws beginning with our taxable year ended December 31, 1999. We believe that we have operated in a manner qualifying us as a REIT since our election and intend to continue to so operate. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

        In the opinion of Hunton & Williams LLP, we qualified to be taxed as a REIT under the federal income tax laws for our taxable years ended December 31, 2007 through December 31, 2010, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2011 and in the future. You should be aware that Hunton & Williams LLP's opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change, possibly on a retroactive basis, is not binding on the Internal Revenue Service, or IRS, or any court, and speaks of the date issued. In addition, Hunton & Williams LLP's opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business, all of which are described in the opinion. Moreover, our continued qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, certain qualification tests in the federal income tax laws. Those qualification tests involve the percentage of our income that we earn from specified sources, the percentages of our assets that fall within specified categories, the diversity of our share ownership and the percentage of our earnings that we distribute. While Hunton & Williams LLP has reviewed those matters in connection with the foregoing opinion, Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Hunton & Williams LLP's opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material) in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see "—Failure to Qualify."

        If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the "double taxation,"

or taxation at both the corporate and shareholder levels, that generally results from owning shares in a corporation. However, we will be subject to federal tax in the following circumstances:

  •
  We will pay federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

  •
  We may be subject to the "alternative minimum tax" on any items of tax preference including any deductions of net operating losses.

  •
  We will pay income tax at the highest corporate rate on:

  •
  net income from the sale or other disposition of property acquired through foreclosure ("foreclosure property") that we hold primarily for sale to customers in the ordinary course of business; and

  •
  other non-qualifying income from foreclosure property.

  •
  We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

  •
  If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under "—Income Tests," and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

  •
  If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

  •
  We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the shareholders) and would receive a credit or refund for its proportionate share of the tax we paid.

  •
  We will be subject to a 100% excise tax on transactions with a TRS that are not conducted on an arm's-length basis.

  •
  In the event of a failure of any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under "—Asset Tests," as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

  •
  In the event we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

  •
  If we acquire any asset from a subchapter C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation's basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

    •
    the amount of gain that we recognize at the time of the sale or disposition; and

    •
    the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

  •
  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's shareholders, as described below in "—Recordkeeping Requirements."

  •
  The earnings of our lower-tier entities that are subchapter C corporations, including TRSs, are subject to federal corporate income tax.

        In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

        A REIT is a corporation, trust, or association that meets each of the following requirements:

          1.     It is managed by one or more trustees or directors.

          2.     Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

          3.     It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

          4.     It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

          5.     At least 100 persons are beneficial owners of its shares or ownership certificates.

          6.     Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

          7.     It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

          8.     It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to shareholders.

          9.     It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

        We must meet requirements 1 through 4, 7, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6. We believe we have issued sufficient common shares with sufficient diversity of ownership to satisfy requirements

5 and 6. In addition, our declaration of trust restricts the ownership and transfer of our shares of beneficial interest so that we should continue to satisfy these requirements.

        A corporation that is a "qualified REIT subsidiary" (i.e., a corporation that is 100% owned by a REIT and with respect to which no TRS election has been made) is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction and credit of the REIT. Thus, in applying the requirements described herein, any "qualified REIT subsidiary" that we own will be ignored, and all assets, liabilities, and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit.

        An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities and items of income of our operating partnership and any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we have acquired or will acquire an interest, directly or indirectly (a "subsidiary partnership"), will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements. For purposes of the 10% value test (described in "—Asset Tests"), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership.

        A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. However, a TRS may not directly or indirectly operate or manage any lodging facility or health care facility or provide rights to any brand name under which any lodging facility or health care facility is operated, unless such rights are provided to an "eligible independent contractor" to operate or manage a lodging facility or health care facility if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. Beginning with our 2009 taxable year, a TRS will not be considered to operate or manage a qualified lodging facility or qualified health care property solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, beginning with our 2009 taxable year, a TRS that employs individuals working at a qualified lodging facility or qualified health care property located outside of the United States will not be considered to operate or manage such facility or property, as long as an "eligible independent contractor" is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. Additionally, a corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS . We are not treated as holding the assets of a TRS or as receiving any income that the subsidiary earns. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. We lease all of our hotels to TRSs. We lease all of our wholly owned hotels either to 44 New England, a TRS owned by our operating partnership, or to another TRS owned by our operating partnership. All of our hotels owned by joint ventures are leased (1) to joint ventures, in which we hold equity interests through a TRS, or (2) to a TRS wholly owned or substantially owned by the joint venture. We have formed several TRSs in connection with the financing of certain of our hotels. Those TRSs generally own a 1% general partnership interest in the partnerships that own those hotels.

Income Tests

        We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

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  rents from real property;

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  interest on debt secured by mortgages on real property, or on interests in real property;

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  dividends or other distributions on, and gain from the sale of, shares in other REITs;

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  gain from the sale of real estate assets;

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  income and gain from foreclosure property; and

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  income derived from the temporary investment of new capital that is attributable to the issuance of our shares or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

        Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. In addition, commencing with our 2005 taxable year, income and gain from "hedging transactions," as defined in "—Hedging Transactions," that are clearly and timely identified as such are excluded from both the numerator and the denominator for purposes of the 95% gross income test, but not the 75% gross income test. Income and gain from "hedging transactions" entered into after July 30, 2008 that are clearly and timely identified as such will also be excluded from both the numerator and the denominator for purposes of the 75% gross income test. In addition, certain foreign currency gains recognized after July 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests. See "—Foreign Currency Gain." The following paragraphs discuss the specific application of the gross income tests to us.

        Rents from Real Property.    Rent that we receive from our real property will qualify as "rents from real property," which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

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  First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

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  Second, neither we nor a direct or indirect owner of 10% or more of our shares may own, actually or constructively, 10% or more of a tenant from whom we receive rent other than a TRS. If the tenant is a TRS, such TRS may not directly or indirectly operate or manage the related property. Instead, the property must be operated on behalf of the TRS by a person who qualifies as an "independent contractor" and who is, or is related to a person who is, actively engaged in the trade or business of operating lodging facilities for any person unrelated to us and the TRS.

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  Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

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  Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an "independent contractor" who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an "independent contractor," but instead may provide services directly to our tenants, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of "noncustomary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties.

        Pursuant to percentage leases, our TRS lessees lease the land, buildings, improvements, furnishings and equipment comprising our hotels, for terms ranging from five years to 20 years, with options to renew for terms of five years at the expiration of the initial lease term. The percentage leases with our TRS lessees provide that the lessees are obligated to pay (1) the greater of a minimum base rent or percentage rent and (2) "additional charges" or other expenses, as defined in the leases. Percentage rent is calculated by multiplying fixed percentages by gross room revenues and gross food and beverage revenues for each of the hotels. Both base rent and the thresholds in the percentage rent formulas are adjusted for inflation. Base rent and percentage rent accrue and are due monthly or quarterly.

        In order for the base rent, percentage rent and additional charges to constitute "rents from real property," the percentage leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the percentage leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

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  the intent of the parties;

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  the form of the agreement;

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  the degree of control over the property that is retained by the property owner, or whether the lessee has substantial control over the operation of the property or is required simply to use its best efforts to perform its obligations under the agreement; and

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  the extent to which the property owner retains the risk of loss with respect to the property, or whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property or the potential for economic gain or appreciation with respect to the property.

        In addition, federal income tax law provides that a contract that purports to be a service contract or a partnership agreement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not:

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  the service recipient is in physical possession of the property;

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  the service recipient controls the property;

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  the service recipient has a significant economic or possessory interest in the property, or whether the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property's operating costs or the recipient bears the risk of damage to or loss of the property;

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  the service provider bears the risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract;

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  the service provider uses the property concurrently to provide significant services to entities unrelated to the service recipient; and

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  the total contract price substantially exceeds the rental value of the property for the contract period.

        Since the determination whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor will not be dispositive in every case.

        We believe that our percentage leases will be treated as true leases for federal income tax purposes. Such belief is based, in part, on the following facts:

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  we and the lessees intend for our relationship to be that of a lessor and lessee and such relationship is documented by lease agreements;

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  the lessees have the right to the exclusive possession, use and quiet enjoyment of the hotels during the term of the percentage leases;

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  the lessees bear the cost of, and are responsible for, day-to-day maintenance and repair of the hotels, other than the cost of maintaining underground utilities, structural elements and capital improvements, and generally dictate how the hotels are operated, maintained and improved;

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  the lessees generally bear the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the percentage leases;

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  the lessees benefit from any savings in the cost of operating the hotels during the term of the percentage leases;

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  the lessees generally have indemnified us against all liabilities imposed on us during the term of the percentage leases by reason of (1) injury to persons or damage to property occurring at the hotels, (2) the lessees' use, management, maintenance or repair of the hotels, (3) any environmental liability caused by acts or grossly negligent failures to act of the lessees, (4) taxes and assessments in respect of the hotels that are the obligations of the lessees or (5) any breach of the percentage leases or of any sublease of a hotel by the lessees;

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  the lessees are obligated to pay substantial fixed rent for the period of use of the hotels;

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  the lessees stand to incur substantial losses or reap substantial gains depending on how successfully they operate the hotels;

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  we cannot use the hotels concurrently to provide significant services to entities unrelated to the lessees; and

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  the total contract price under the percentage leases does not substantially exceed the rental value of the hotels for the term of the percentage leases.

        Investors should be aware that there are no controlling Treasury regulations, published rulings or judicial decisions involving leases with terms substantially the same as the percentage leases that discuss whether such leases constitute true leases for federal income tax purposes. If the percentage leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that our operating partnership and its subsidiaries receive from the lessees may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below under "—Failure to Satisfy Gross Income Tests".

        As described above, in order for the rent that we receive to constitute "rents from real property," several other requirements must be satisfied. One requirement is that the percentage rent must not be based in whole or in part on the income or profits of any person. The percentage rent, however, will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages:

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  are fixed at the time the percentage leases are entered into;

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  are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

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  conform with normal business practice.

        More generally, percentage rent will not qualify as "rents from real property" if, considering the percentage leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits. Since the percentage rent is based on fixed percentages of the gross revenue from the hotels that are established in the percentage leases, and we have represented that the percentages (l) will not be renegotiated during the terms of the percentage leases in a manner that has the effect of basing the percentage rent on income or profits and (2) conform with normal business practice, the percentage rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above.

        Second, we must not own, actually or constructively, 10% or more of the shares or the assets or net profits of any lessee (a "related party tenant") other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our shares is owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person. We do not own any shares or any assets or net profits of any lessee directly or indirectly, other than our indirect ownership of our TRS lessees. We currently lease all of our hotels to TRS lessees, and intend to lease any hotels we acquire in the future to a TRS. Our declaration of trust prohibits transfers of our shares that would cause us to own actually or constructively, 10% or more of the ownership interests in a non-TRS lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a TRS. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not rent any property to a related party tenant (other than a TRS). However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our shares, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a TRS at some future date.

        As described above, we may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that is permitted to lease lodging facilities from the related REIT as long as it does not directly or indirectly operate or manage any lodging facilities or provide rights to any brand name under which any lodging facility is operated, unless such rights are provided to an "eligible independent contractor" to operate or manage a hotel if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. Beginning with our 2009 taxable year, a TRS will not be considered to operate or manage a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, beginning with our 2009 taxable year, a TRS that employs individuals working at a qualified lodging facility located outside of the United States will not be considered to operate or manage such facility, as long as an "eligible independent contractor" is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. However, rent that we receive from a TRS will qualify as "rents from real property" as long as the property is operated on behalf of the TRS by an "independent contractor" who is adequately compensated, who does not, directly or through its shareholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating "qualified lodging facilities" for any person unrelated to us and the TRS lessee (an "eligible independent contractor"). A "qualified lodging facility" is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A "qualified lodging facility" includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners.

        We have formed several TRSs to lease our hotels. We lease all of our wholly owned hotels either to 44 New England, a TRS owned by our operating partnership, or to another TRS owned by our operating partnership. HHMLP, an "eligible independent contractor," or other management companies that qualify as eligible independent contractors, manage those hotels. All of our hotels owned by joint ventures are leased

(l) to the joint venture in which we hold our equity interest through a TRS, or (2) to a TRS wholly owned or substantially owned by the joint venture. Those hotels are operated and managed by HHMLP or other hotel managers that qualify as "eligible independent contractors." We have represented that, with respect to properties that we lease to our TRSs in the future, each such TRS will engage an "eligible independent contractor" to manage and operate the hotels leased by such TRS.

        Third, the rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the "personal property ratio"). With respect to each hotel, we believe either that the personal property ratio is less than 15% or that any rent attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.

        Fourth, we cannot furnish or render non-customary services to the tenants of our hotels, or manage or operate our hotels, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we need not provide services through an "independent contractor," but instead may provide services directly to our tenants, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. Provided that the percentage leases are respected as true leases, we should satisfy that requirement, because we do not perform any services other than customary ones for the lessees. In addition, we may provide a minimal amount of "non-customary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the shares of one or more TRSs, which may provide non-customary services to our tenants without tainting our rents from the related hotels. We will not perform any services other than customary ones for our lessees, unless such services are provided through independent contractors or TRSs. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not perform non-customary services for the lessee of the property to the extent that the provision of such services would jeopardize our REIT status.

        If a portion of the rent that we receive from a hotel does not qualify as "rents from real property" because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular hotel does not qualify as "rents from real property" because either (1) the percentage rent is considered based on the income or profits of the related lessee, (2) the lessee either is a related party tenant or fails to qualify for the exception to the related party tenant rule for qualifying TRSs (including as a result of a hotel management company engaged by our TRS lessees to operate our hotels failing to qualify as an eligible independent contractor) or (3) we furnish non-customary services to the tenants of the hotel, or manage or operate the hotel, other than through a qualifying independent contractor or a TRS, none of the rent from that hotel would qualify as "rents from real property." In that case, we might lose our REIT qualification because we would be unable to satisfy either the 75% or 95% gross income test. In addition to the rent, the lessees are required to pay certain additional charges. To the extent that such additional charges represent either (1) reimbursements of amounts that we are obligated to pay to third parties, such as a lessee's proportionate share of a property's operational or capital expenses, or (2) penalties for nonpayment or late payment of such amounts, such charges should qualify as "rents from real property." However, to the extent that such charges do not qualify as "rents from real property," they instead will be treated as interest that qualifies for the 95% gross income test.

        Interest.    The term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

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  an amount that is based on a fixed percentage or percentages of receipts or sales; and

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  an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying "rents from real property" if received directly by a REIT.

        If a loan contains a provision that entitles a REIT to a percentage of the borrower's gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property's value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

        From time to time, we have made mortgage loans in connection with the development of hotel properties. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan or on the date the REIT modifies the loan (if the modification is treated as "significant" for federal income tax purposes), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. For purposes of this paragraph, however, recently issued IRS guidance provides that we do not need to redetermine the fair market value of the real property securing a loan in connection with a loan modification that is occasioned by a borrower default or made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. We have made and will make mortgage loans in a manner that we believe will enable us to continue to satisfy the REIT gross income and asset tests.

        We have also made mezzanine loans that are not secured by a direct interest in real property. Mezzanine loans are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, our mezzanine loans typically do not meet all of the requirements for reliance on this safe harbor. We have made and will make mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

        Prohibited Transactions.    A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets are held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

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  the REIT has held the property for not less than two years (or, for sales made on or before July 30, 2008, four years);

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  the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period (or, for sales made on or before July 30, 2008, four-year period) preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

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  either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) for sales made after July 30, 2008, the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

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  in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years (or, for sales made on or before July 30, 2008, four years) for the production of rental income; and

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  if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

        We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provision or that we will avoid owning property that may be characterized as property that we hold "primarily for sale to customers in the ordinary course of a trade or business." The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

        Foreclosure Property.    We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions recognized subsequent to July 30, 2008, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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  that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

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  for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

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  for which the REIT makes a proper election to treat the property as foreclosure property.

        We have no foreclosure property as of the date of this prospectus. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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  on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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  on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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  which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

        Hedging Transactions.    From time to time, we or our operating partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Prior to our 2005 taxable year, any periodic income or gain from the disposition of any financial instrument for those or similar transactions to hedge indebtedness we or our operating partnership incurred to acquire or carry "real estate assets" was qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that we or our operating partnership hedged with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions should have been treated for the gross income tests. Commencing with our 2005 taxable year, income and gain from "hedging transactions" is excluded from gross income for purposes of the 95% gross income test, but not the 75% gross income test. For hedging transactions entered into after July 30, 2008, income and gain from "hedging transactions" will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A "hedging transaction" means either (1) any transaction entered into in the normal course of our or our operating partnership's trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (2) for transactions entered into after July 30, 2008, any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

        Foreign Currency Gain.    Certain foreign currency gains recognized after July 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

        Failure to Satisfy Gross Income Tests.    If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Prior to our 2005 taxable year, those relief provisions generally were available if:

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  our failure to meet such tests was due to reasonable cause and not due to willful neglect;

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  we attached a schedule of the sources of our income to our tax return; and

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  any incorrect information on the schedule was not due to fraud with intent to evade tax.

        Commencing with our 2005 taxable year, those relief provisions are available if:

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  our failure to meet those tests is due to reasonable cause and not to willful neglect; and

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  following such failure for any taxable year, we file a schedule of the sources of our income with the IRS.

        We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in "—Taxation of Our Company," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in each case, by a fraction intended to reflect our profitability.

Asset Tests

        To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

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  cash or cash items, including certain receivables;

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  government securities;

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  interests in real property, including leaseholds and options to acquire real property and leaseholds;

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  interests in mortgages on real property;

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  shares in other REITs; and

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  investments in shares or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

        Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets (the "5% asset test").

        Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any issuer's outstanding securities or 10% of the value of any one issuer's outstanding securities (the "10% vote test" and the "10% value test," respectively).

        Fourth, no more than 25% of the value of our total assets (or, prior to our 2009 taxable year, 20% of the value of our total assets) may consist of the securities of one or more TRSs.

        Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

        For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term "securities" does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term "securities," however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term "securities" does not include:

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  "Straight debt" securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors. "Straight debt" securities do not include any securities issued by a partnership or a corporation in which we or any TRS in which we own more than 50% of the voting power or value of the shares hold non-"straight debt" securities that have an aggregate value of more than 1% of the issuer's outstanding securities. However, "straight debt" securities include debt subject to the following contingencies:

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    a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer's debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

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    a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

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  Any loan to an individual or an estate.

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  Any "section 467 rental agreement," other than an agreement with a related party tenant.

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  Any obligation to pay "rents from real property."

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  Certain securities issued by governmental entities.

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  Any security issued by a REIT.

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  Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership.

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  Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership's gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in "—Income Tests."

        For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

        We believe that our existing hotels are qualifying assets for purposes of the 75% asset test. Additionally, as described above, from time to time we have made mortgage and mezzanine loans. We believe that our investments in mortgage loans will generally be treated as real estate assets. However, for purposes of the asset tests, if the outstanding principal balance of a mortgage loan during a taxable year exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset. Under current law, it is not clear how to determine what portion of such a loan will be treated as a real estate asset. Under recently issued guidance, the IRS has stated that it will not challenge a REIT's treatment of a loan as being, in part, a real estate asset for purposes of the 75% asset test if the REIT treats the loan as being a qualifying real estate asset in an amount equal to the lesser of (1) the fair market value of the real property securing the loan on the date the REIT commits to originate or acquire the loan or (2) the fair market value of the loan. As described above under "—Income Tests," our mezzanine loans typically do not meet all the requirements of the safe harbor in IRS Revenue Procedure 2003-65. Although our mezzanine loans typically do not qualify for that safe harbor, we believe that our mezzanine loans should be treated either as qualifying assets for the 75% asset test or otherwise excluded from the definition of "securities" for purposes of the 10% value test. We have made, and will continue to make, mortgage and mezzanine loans in a manner that will enable us to continue to satisfy the REIT asset and gross income tests.

        We intend to continue monitoring the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

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  we satisfied the asset tests at the end of the preceding calendar quarter; and

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  the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

        If we did not satisfy the condition described in the second item above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

        If at the end of any calendar quarter commencing with our 2005 taxable year, we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets causing the failure to otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we (1) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a description of each asset causing the failure with the IRS, and (3) pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Distribution Requirements

        Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

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  the sum of

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  90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain or loss, and

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  90% of our after-tax net income, if any, from foreclosure property, minus

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  the sum of certain items of non-cash income.

        Generally, we must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration.

        We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

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  85% of our REIT ordinary income for such year,

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  95% of our REIT capital gain income for such year, and

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  any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

        It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our "REIT taxable income." Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or issue additional common or preferred shares or, if possible, pay taxable dividends of our shares of beneficial interest or debt securities.

        Pursuant to IRS Revenue Procedure 2010-12, the IRS has indicated that it will treat distributions from publicly traded REITs that are paid partly in cash and partly in shares of beneficial interest as dividends that would satisfy the REIT annual distribution requirements and qualify for the dividends paid deduction for federal income tax purposes. In order to qualify for such treatment, IRS Revenue Procedure 2010-12 requires that at least 10% of the total distribution be payable in cash and that each shareholder have a right to elect to receive its entire distribution in cash. If too many shareholders elect to receive cash, each shareholder electing to receive cash must receive a proportionate share of the cash to be distributed (although no stockholder electing to receive cash may receive less than 10% of such shareholder's distribution in cash). IRS Revenue Procedure 2010-12 applies to distributions declared on or before December 31, 2012 with respect to taxable years ending on or before December 31, 2011. Although Revenue Procedure 2010-12 applies only to taxable dividends payable in cash and shares with respect to our 2011 taxable year, it is unclear whether and to what extent we would be able to pay taxable dividends payable in cash and shares in later years. We have not paid, and currently do not intend to pay, taxable dividends payable in cash and shares.

        Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

        We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares of beneficial interest. We have complied, and we intend to continue to comply, with these requirements.

Failure to Qualify

        Commencing with our 2005 taxable year, if we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in "—Income Tests" and "—Asset Tests."

        If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to most domestic non-corporate shareholders would generally be taxable at capital gains tax rates (through 2012). Subject to certain limitations of the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Shareholders

        As used herein, the term "U.S. shareholder" means a holder of our shares of beneficial interest that for federal income tax purposes is:

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  an individual that is a citizen or resident of the United States;

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  a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

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  an estate whose income is subject to federal income taxation regardless of its source; or

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  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

        If a partnership, entity or arrangement treated as a partnership for federal income tax purposes is the beneficial owner of our shares, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that is the beneficial owner of our shares, you should consult your tax advisor regarding the consequences of the ownership and disposition of our shares by the partnership.

        As long as we qualify as a REIT, a taxable U.S. shareholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred share dividends and then to our common share dividends.

        Dividends paid to corporate U.S. shareholders will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. shareholder generally will not qualify for the 15% tax rate for "qualified dividend income." The maximum tax rate for qualified dividend income received by U.S. shareholders taxes at individual rates is 15% through 2012. Qualified dividend income generally includes dividends paid to U.S. shareholders taxed at individual rates by domestic subchapter C corporations and certain qualified foreign corporations. In general, to qualify for the reduced tax rate on qualified dividend income, a shareholder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common shares become ex-dividend. Because we are not generally subject to federal income tax on the portion of our net taxable income distributed to our shareholders (see "—Taxation of Our Company"), our dividends generally will not be eligible for the 15% rate on qualified dividend income. As a result, our ordinary dividends will continue to be taxed at the higher tax rate applicable to ordinary income, which is a maximum rate of 35% through 2012. However, the 15% tax rate for qualified dividend income will apply to our ordinary dividends to the extent attributable (1) to dividends received by us from non-REIT corporations, such as a TRS, and (2) to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). For taxable years beginning after December 31, 2012, certain individuals, estates or trusts will be subject to a 3.8% Medicare tax on "net investment income," which generally includes gross income from interest, dividends and net gains from certain property sales (including shares of stock), less certain deductions. You should consult your tax advisor regarding the consequences of this 3.8% tax on net investment income.

        A U.S. shareholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. shareholder has held our shares. We generally will designate our capital gain dividends as either 15% or 25% rate distributions. See "—Capital Gains and Losses." A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

        We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such shareholder, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The

U.S. shareholder would receive a credit for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

        To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. shareholder to the extent that it does not exceed the adjusted tax basis of the U.S. shareholder's shares. Instead, such distribution will reduce the adjusted tax basis of such shares. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. shareholder's adjusted tax basis in its shares, such shareholder will recognize long-term capital gain, or short-term capital gain if the shares have been held for one year or less, assuming the shares are capital assets in the hands of the U.S. shareholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

        Shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, we would carry over such losses for potential offset against our future income. Taxable distributions from us and gain from the disposition of our shares will not be treated as passive activity income, and therefore, shareholders generally will not be able to apply any "passive activity losses," such as losses from certain types of limited partnerships in which the shareholder is a limited partner to offset the income they derive from our shares. In addition, taxable distributions from us and gain from the disposition of our shares generally may be treated as investment income for purposes of the investment interest limitations (although any capital gains so treated will not qualify for the lower 15% tax rate applicable to capital gains of most domestic non-corporate investors). We will notify shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Taxation of U.S. Shareholders on the Disposition of our Shares

        In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our shares as long-term capital gain or loss if the U.S. shareholder has held the shares for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. shareholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder's adjusted tax basis. A U.S. shareholder's adjusted tax basis generally will equal the U.S. shareholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder less tax deemed paid by it and reduced by any returns of capital. However, a U.S. shareholder must treat any loss upon a sale or exchange of shares held by such shareholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. shareholder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of shares may be disallowed if the U.S. shareholder purchases other shares within 30 days before or after the disposition.

Taxation of U.S. Shareholders on a Conversion of Preferred Shares

        Except as provided below, (i) a U.S. shareholder generally will not recognize gain or loss upon the conversion of preferred shares into our common shares, and (ii) a U.S. shareholder's basis and holding period in our common shares received upon conversion generally will be the same as those of the converted preferred shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our common shares received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred shares will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held the preferred shares for more than one year at the time of conversion. Shareholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such holder exchanges shares received on a conversion of preferred shares for cash or other property.

Taxation of U.S. Shareholders on a Redemption of Preferred Shares

        A redemption of our preferred shares will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred shares (in which case the redemption will be treated in the same manner as a sale described above in "—Taxation of U.S. Shareholders on the Disposition of Our Shares"). The redemption will satisfy such tests if it (1) is "substantially disproportionate" with respect to the U.S. shareholder's interest in our shares, (2) results in a "complete termination" of the U.S. shareholder's interest in all of our classes of shares, or (3) is "not essentially equivalent to a dividend" with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. shareholder of the preferred shares depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of our preferred shares does not meet any of the three tests described above, the redemption proceeds will be treated as a taxable as a dividend, as described above "—Taxation of Taxable U.S. Shareholders." In that case, a U.S. shareholder's adjusted tax basis in the redeemed preferred shares will be transferred to such U.S. shareholder's remaining share holdings in us. If the U.S. shareholder does not retain any of our shares, such basis could be transferred to a related person that holds our shares or it may be lost.

        Under proposed Treasury regulations, if any portion of the amount received by a U.S. shareholder on a redemption of any class of our preferred shares is treated as a distribution with respect to our shares but not as a taxable dividend, then such portion will be allocated to all shares of the redeemed class held by the redeemed shareholder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share will first reduce the redeemed shareholder's basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed shareholder has different bases in its shares, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others. Thus the redeemed shareholder could have gain even if such shareholder's basis in all its shares of the redeemed class exceeded such portion.

        The proposed Treasury regulations permit the transfer of basis in the redeemed preferred shares to the redeemed shareholder's remaining, unredeemed preferred shares of the same class (if any), but not to any other class of shares held (directly or indirectly) by the redeemed shareholder. Instead, any unrecovered basis in the redeemed preferred shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations will ultimately be finalized.

Capital Gains and Losses

        A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 35% (through 2012). However, the maximum tax rate on long-term capital gain applicable to most U.S. shareholders taxed at individual rates is 15% through December 31, 2012. The maximum tax rate on long-term capital gain from the sale or exchange of "Section 1250 property," or depreciable real property, is 25%, computed on the lesser of the total amount of the gain or the accumulated Section 1250 depreciation. In addition, for taxable years beginning after December 31, 2012, capital gains recognized by certain individuals, trusts and estates may be subject to a 3.8% Medicare tax.

        With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate shareholders at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt Shareholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate generate UBTI, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute UBTI. However, if a tax-exempt shareholder were to finance its acquisition of our shares with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares is required to treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares only if:

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  the percentage of our dividends that the tax-exempt trust would be required to treat as UBTI is at least 5%;

  •
  we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares in proportion to their actuarial interests in the pension trust; and

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  either (1) one pension trust owns more than 25% of the value of our shares or (2) a group of pension trusts individually holding more than 10% of the value of our shares collectively owns more than 50% of the value of our shares.

Taxation of Non-U.S. Shareholders

        The term "non-U.S. shareholder" means a beneficial owner of our shares that is not a U.S. shareholder or a partnership (or entity treated as a partnership for federal income tax purposes). The rules governing federal income taxation of non-U.S. shareholders are complex. This section is only a summary of such rules. WE URGE NON-U.S. SHAREHOLDERS TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX LAWS ON OWNERSHIP OF OUR SHARES, INCLUDING ANY REPORTING REQUIREMENTS.

        A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of a "United States real property interest" (a "USRPI") as defined below, and that we do not designate as a capital gain dividend or retained capital gain, will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distribution, and a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:

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  a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us; or

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  the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

        A non-U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its shares. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its shares, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

        We may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

        For any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980 ("FIRPTA"). A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.

        Capital gain distributions to the holders of shares that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as (1) our shares are treated as being "regularly traded" on an established securities market in the United States, and (2) the non-U.S. shareholder did not own more than 5% of the applicable class of our shares at any time during the one-year period preceding the distribution. As a result, non-U.S. shareholders owning 5% or less of the applicable class of our shares generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. If our shares are not regularly traded on an established securities market in the United States or the non-U.S. shareholder owned more than 5% of the applicable class of our shares at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. Moreover, if a non-U.S. shareholder disposes of our shares during the 30-day period preceding the ex-dividend date of a dividend, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire our shares within 61 days of the 1st day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. shareholder, then such non-U.S. shareholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain. We believe that our common shares and our Series A preferred shares are regularly traded on an established securities market in the United States.

        A non-U.S. shareholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our shares as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our shares. We cannot assure you that that test will be met. However, a non-U.S. shareholder that owned, actually or constructively, 5% or less of the applicable class of our shares at all times during a specified testing period will not incur tax under FIRPTA if the applicable class of our shares is "regularly traded" on an established securities market. Because we believe our common shares and Series A preferred shares are regularly traded on an established securities market, we expect that a non-U.S. shareholder will not incur tax under FIRPTA with respect to any gain on the sale of those shares unless it owns, actually or constructively, more than 5% of the applicable class of our shares. If the gain on the sale of the shares were taxed under FIRPTA, a non-U.S. shareholder would be taxed in the same manner as U.S. shareholders with respect to such gain, subject to applicable alternative minimum tax or, a special alternative minimum tax in the case of nonresident alien individuals. Dispositions subject to FIRPTA may also be subject to a 30% branch profits tax when received by a non-U.S. shareholder that is a corporation. Furthermore, a non-U.S. shareholder will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. shareholder's U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. shareholder will incur a 30% tax on his capital gains.

        For taxable years beginning after December 31, 2012, a U.S. withholding tax at a 30% rate will be imposed on dividends and proceeds of sale in respect of our shares received by certain non-U.S. shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Information Reporting Requirements and Backup Withholding

        We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

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  is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

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  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

        A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.

        Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. shareholder provided that the non-U.S. shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. shareholder of shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder's federal income tax liability if certain required information is furnished to the IRS. Shareholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

        For taxable years beginning after December 31, 2012, a U.S. withholding tax at a 30% rate will be imposed on dividends and proceeds of sale in respect of our shares received by U.S. shareholders who own their shares through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect of any amounts withheld.

Tax Aspects of Our Investments in Our Operating Partnership and the Subsidiary Partnerships

        The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in our operating partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a "Partnership" and, collectively, the "Partnerships"). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

        Classification as Partnerships.    We are entitled to include in our income our distributive share of each Partnership's income and to deduct our distributive share of each Partnership's losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

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  is treated as a partnership under the Treasury regulations relating to entity classification (the "check-the-box regulations"), and

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  is not a "publicly traded" partnership.

        Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) for federal income tax purposes. Each Partnership intends to be classified as a partnership for federal income tax purposes and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.

        A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, 90% or more of the partnership's gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the "90% passive income exception"). Treasury regulations provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the "private placement exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or a subchapter S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner's interest in the entity is attributable to the entity's direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership qualifies for the private placement exclusion. Additionally, if our operating partnership were a publicly traded partnership, we believe that our operating partnership would have sufficient qualifying income to satisfy the 90% passive income exception and thus would continue to be taxed as a partnership for federal income tax purposes. We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships for federal income tax purposes.

        If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See "Requirements for Qualification—Income Tests" and "Requirements for Qualification—Asset Tests." In addition, any change in a Partnership's status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See "Requirements for Qualification—Distribution Requirements." Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

Income Taxation of the Partnerships and their Partners

        Partners, Not the Partnerships, Subject to Tax.    A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership's income, gains, losses, deductions and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

        Partnership Allocations.    Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership's allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

        Tax Allocations With Respect to Contributed Properties.    Income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss ("built-in gain" or "built-in loss") is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Our operating partnership has acquired and may acquire appreciated hotels in exchange for units in our operating partnership. We have a carryover, rather than a fair market value, basis in such contributed assets equal to the basis of the contributors in such assets, resulting in a book-tax difference. As a result of that book-tax difference, we have a lower adjusted basis with respect to that portion of our operating partnership's assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This results in lower depreciation deductions with respect to the portion of our operating partnership's assets attributable to such contributions, which could cause us to be allocated tax gain in excess of book gain in the event of a property disposition. The U.S. Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods.

        Under our operating partnership's partnership agreement, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties that results in our receiving a disproportionate share of such deductions. In addition, gain or loss on the sale of a property that has been contributed, in whole or in part, to our operating partnership will be specially allocated to the contributing partners to the extent of any built-in gain or loss with respect to such property for federal income tax purposes.

        Basis in Partnership Interest.    Our adjusted tax basis in our partnership interest in our operating partnership generally is equal to:

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  the amount of cash and the basis of any other property contributed by us to our operating partnership;

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  increased by our allocable share of our operating partnership's income and our allocable share of indebtedness of our operating partnership; and

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  reduced, but not below zero, by our allocable share of our operating partnership's loss and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of our operating partnership.

        If the allocation of our distributive share of our operating partnership's loss would reduce the adjusted tax basis of our partnership interest below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that our operating partnership's distributions, or any decrease in our share of the indebtedness of our operating partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Sale of a Partnership's Property

        Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners' built-in gain or loss on such contributed properties will equal the difference between the partners' proportionate share of the book value of those properties and the partners' tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

        Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See "—Income Tests." We do not presently intend, however, to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership's trade or business.

Sunset of Reduced Tax Rate Provisions

        Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum income tax rate for long-term capital gains of 15% (rather than 20%) for taxpayers taxed at individual rates, the application of the 15% tax rate to qualified dividend income, and certain other tax rate provisions described herein. The impact of this reversion is not discussed herein. Consequently, shareholders should consult their own tax advisors regarding the effect of sunset provisions on an investment in our shares.

State and Local Taxes

        We and/or you may be subject to taxation by various states and localities, including those in which we or a holder of our securities transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws upon an investment in our securities.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby in one or more of the following ways from time to time:

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  through agents to the public or to investors;

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  to underwriters or dealers for resale to the public or to investors;

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  directly to agents;

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  directly to investors;

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  through a combination of any of these methods of sale; or

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  in any manner, as provided in the accompanying prospectus supplement.

        We may also effect a distribution of the securities offered hereby through the issuance of derivative securities, including without limitation, warrants, forward delivery contracts and the writing of options. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

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  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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  privately negotiated transactions.

        We may also enter into hedging transactions. For example, we may:

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  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of securities offered pursuant to this prospectus, in which case such broker-dealer or affiliate may use securities issued pursuant to this prospectus close out its short positions;

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  sell securities short and redeliver such shares to close out our short positions;

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  enter into option or other types of transactions that require us to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer securities under this prospectus; or

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  loan or pledge securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus.

        We will set forth in a prospectus supplement the terms of the offering of securities, including:

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  the name or names of any agents or underwriters;

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  the purchase price of the securities being offered and the proceeds we will receive from the sale;

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  the terms of the securities offered;

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  any over-allotment options under which underwriters or agents may purchase or place additional securities;

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  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchanges on which such securities may be listed.

Agents

        We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell the securities being offered hereby on a continuing basis, unless otherwise provided in a prospectus supplement.

        We may from time to time engage a broker-dealer to act as our offering agent for one or more offerings of our securities. If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such common shares on the agreed terms. The offering agent could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market" offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an "underwriter" within the meaning of the Securities Act, with respect to any sales effected through an "at-the-market" offering.

Underwriters

        If we use underwriters for a sale of securities, the underwriters will acquire the securities, and may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Institutional Purchasers

        We may authorize underwriters, dealers or agents to solicit certain institutional investors, approved by us, to purchase our securities on a delayed delivery basis or pursuant to delayed delivery contracts provided for payment and delivery on a specified future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. We will describe in the prospectus supplement details of any such arrangement, including the offering price and applicable sales commissions payable on such solicitations.

Direct Sales

        We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the accompanying prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses from time to time.

Trading Markets and Listing of Securities

        Unless otherwise specified in the accompanying prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common shares or our Series A preferred shares, each of which is listed on the NYSE. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

        In accordance with Regulation M under the Exchange Act, underwriters may engage in over-allotment, stabilizing or short covering transactions or penalty bids in connection with an offering of our securities. Over-allotment transactions involve sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than they would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

        The validity of the securities covered by this prospectus has been passed upon for us by Hunton & Williams LLP. In addition, the summary of legal matters contained in the section of this prospectus under the heading "Federal Income Tax Consequences of Our Status as a REIT" is based on the opinion of Hunton & Williams LLP.

EXPERTS

        The consolidated financial statements and schedule of Hersha Hospitality Trust as of December 31, 2010 and 2009 and for each of the years in the three-year period ended December 31, 2010 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

22,000,000 Shares

Hersha Hospitality Trust

Class A Common Shares

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch

Goldman, Sachs & Co.

Raymond James

UBS Investment Bank

May             , 2012